Dated                                                    1995






                (1)     P.T. FREEPORT INDONESIA COMPANY



                (2)     [PT-RTZ]










        PARTICIPATION AGREEMENT
        with respect to the Contract Area






        The RTZ Corporation PLC
        Legal Department 6 St James's Square
        London
        SW1Y 4LD
        Tele:  0171 930 2399

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        TABLE OF CONTENTS

                                                          Page No.
CLAUSE 1    DEFINITIONS..........................................1
            1.2   Interpretation................................10
            1.3   Headings......................................10

CLAUSE 2    PURPOSES AND TERM...................................10
            2.1   General.......................................10
            2.2   Purposes......................................11
            2.3   Assignment of COW.............................11
            2.4   Term..........................................11
            2.5   Termination...................................12

CLAUSE 3    RELATIONSHIP OF THE PARTICIPANTS....................13
            3.1   Contribution of Use of Assets.................13
            3.2   Obligations Several and Not Joint.............13
            3.3   Not a Partnership.............................13
            3.4   No Authority to Act for other Participants....13
            3.5   No Joint Receipt of Income....................14
            3.6   Area of Mutual Interest.......................14
            3.7   Other Business Opportunities..................15
            3.8   Waiver of Right to Partition..................15
            3.9   Employees.....................................15
            3.10  Title.........................................15

CLAUSE 4    REPRESENTATIONS AND WARRANTIES......................16
            4.1   Capacity......................................16
            4.2   PT-FI Representations and Warranties..........16
            4.3   Disclosures...................................18

CLAUSE 5    EXPLORATION CONTRIBUTIONS BY PARTICIPANTS...........18
            5.1   Exploration Contribution by P.T.-RTZ..........18
            5.2   Additional Cash Contributions.................18

CLAUSE 6    INTERESTS OF PARTICIPANTS...........................19
            6.1   Participating Interests.......................19
            6.2   Changes in Participating Interests............19
            6.3   Default in Making Contributions...............20
            6.4  Continuing Liabilities upon Adjustment of the
Participating Interests.......................24

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CLAUSE 7    COVENANTS AND RIGHTS................................25
            7.1   Mutual Covenants..............................25
            7.2   PT-FI Covenants...............................25
            7.3   P.T.-RTZ Covenant.............................27
            7.4   Power of Attorney.............................27
            7.5   Retained PT-FI Rights.........................28

CLAUSE 8    COMMITTEES..........................................29
            8.1   Exploration Committee.........................29
            8.2   Operating Committee...........................30
            8.3   Other Committees..............................30
            8.4   Quorum........................................31
            8.5   Decisions.....................................31
            8.6   Meetings......................................31
            8.7   Action without Meeting........................32
            8.8   Close-down....................................32

CLAUSE 9    OPERATOR............................................33
            9.1   Appointment...................................33
            9.2   Powers and Duties of Operator.................33
            9.3   No Fee........................................37
            9.4   Standard of Care..............................37
            9.5   Resignation; Deemed Offer to Resign...........37
            9.6   Transactions with Affiliates..................39

CLAUSE 10   FEASIBILITY STUDY INTO EXPANSION....................39

CLAUSE 11   GREENFIELD PROJECTS AND LATER EXPANSION PROJECTS....41

CLAUSE 12   SOLE RISK...........................................42

CLAUSE 13   PROGRAMMES AND BUDGETS..............................44

CLAUSE 14   TAXATION IN INDONESIA...............................44

CLAUSE 15   TRANSFER OF PARTICIPATING INTERESTS.................45
            15.1  General.......................................45
            15.2  Limitations on Free Transferability...........45
            15.3  First Offer Right.............................46
            15.4  Exceptions to First Offer Right...............46

CLAUSE 16 GENERAL PROVISIONS....................................47
            16.1  Notices.......................................47
            16.2  Waiver........................................47
            16.3  Modification..................................47
            16.4  Force Majeure.................................48

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            16.5  Governing Law.................................49
            16.6  Penalties.....................................50
            16.7  Rule Against Perpetuities.....................50
            16.8  Further Assurances............................50
            16.9  Confidentiality and Public Statements.........51
            16.10 Entire Agreement; Successors and Assigns......52
            16.11 Severability..................................52
            16.12 Indonesian Law Waiver.........................52
            16.13 Tax Covenant..................................52

Schedule 1  Privatisation Agreements............................54
Schedule 2  Deed of Assignment of Interest in COW...............57

Schedule 3  Exceptions to Representations and Warranties........60

Annex A     Product Schedule....................................62
Annex B     Financial and Accounting Procedures.................63

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THIS AGREEMENT is made                           1995

BETWEEN:

(1) P.T. FREEPORT INDONESIA COMPANY, a limited liability company organised under the laws of the Republic of Indonesia and domesticated in the State of Delaware, U.S.A. ("PT-FI") and

(2) [P.T.-RTZ], a limited liability company organised under the laws of the Republic of Indonesia ("P.T.-RTZ")

WHEREAS

(A)     By a Contract of Work dated 30 December 1991 made between
The Government of the Republic of Indonesia (the
"Government") and PT-FI, the Government appointed PT-FI as the sole contractor for the Government with respect to the Contract Area, as defined in the Contract of Work, with the sole rights to explore, mine, process, store, transport, market, sell, and dispose of Products, as defined below, in the Contract Area (defined as aforesaid)

(B) PT-FI desires P.T.-RTZ and P.T.-RTZ desires to participate in operations under the COW (as defined below) on the terms and conditions hereinafter appearing

IT IS HEREBY AGREED as follows:

1.      DEFINITIONS

        1.1 In this Agreement (including the Schedules and Annexes hereto), unless the context otherwise requires, the following terms shall have the following meanings:

                1.1.1 "Affiliate" or "Affiliates" means any person, company, partnership, joint venture, or other form of enterprise which directly or indirectly controls, or is controlled by or is under common control with, a Participant. The term "control" as used herein means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise;

                1.1.2 "Agreement" means this Participation Agreement, including all amendments and modifications thereof, and all schedules and annexes hereto, which are incorporated herein by this reference;

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                1.1.3           "Annual Budget Meeting" means the meeting
defined in Clause 8.6;

                1.1.4 "Approved Expansion Project" means any project of Expansion in Contract Area
Block A which has been approved by the
boards of directors of PT-FI, FCX and
P.T.-RTZ or is otherwise an Approved
Expansion Project in  accordance with
Clause 10.3;

                1.1.5 "Approved Programme and Budget" means a Programme and Budget which has been approved by the boards of directors of PT-
FI and P.T.-RTZ upon the recommendation of the relevant Exploration Committee or the Operating Committee, as appropriate, as provided in Clause 8.5 and paragraph 10.1 of the Financial and Accounting
Procedures;

                1.1.6 "Area of Mutual Interest" has the meaning assigned to that expression in Clause 3.6;

                1.1.7 "Assignment" means the assignment referred to in Clause 2.3;

                1.1.8 "board of directors" of PT-FI or P.T.-RTZ shall mean the respective board of directors and/or board of commissioners
(if any) of such entity, whichever is the appropriate body (whether pursuant to its constitutional documents or law) for the decision or action in question;

                1.1.9 "Budget" means a detailed estimate of all costs to be incurred by the Participants with respect to a Programme and an estimated schedule of cash calls to be made therefor;

                1.1.10          "Budgetary Period" means the
budgetary period established in a
Programme and Budget;

                1.1.11          "Chargeable Operations" has the
meaning assigned to that expression in the Financial and Accounting Procedures;

                1.1.12 "Close-down" means a decision by the boards of directors of PT-FI, FCX and
P.T.-RTZ, upon the recommendation of the
Operating Committee, to cease all Mining
and Processing in the Contract Area;
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                1.1.13          "Committee" means whichever
committee during the applicable time (be that the Exploration Committee in respect of either Contract Area Block A or
Contract Area Block B or the Operating
Committee or a committee established
pursuant to Clause 8.3) is responsible for the subject matter under this Agreement as provided in Clause 8;

                1.1.14 "Confidential Information" means the confidential information referred to in
Clause 16.9;

                1.1.15          "Contract Area" means the area
defined as such under the COW;

                1.1.16          "Contract Area Block" means, as
appropriate or as the context requires,
either Contract Area Block A or Contract
Area Block B;

                1.1.17          "Contract Area Block A" has the
meaning assigned to that expression in the COW;

                1.1.18          "Contract Area Block B" has the
meaning assigned to that expression in the COW;

                1.1.19          "Cover Payment" means the payment
described in Clause 6.3.2;

                1.1.20          "COW" means the Contract of Work
referred to in Recital (A) of this
Agreement and includes any other contract of work, whenever granted, for the conduct of Exploration, Development or Mining in all or any part of the Contract Area;

                1.1.21 "Cut-off Date" means the last day of the final Year covered in the Product
Schedule, as the same may be extended
pursuant to Clause 16.4.2;

                1.1.22 "Defaulting Participant" means the Participant referred to in Clause 6.3;

                1.1.23          "Development" has the meaning
assigned to that expression in the
Financial and Accounting Procedures;

                1.1.24 "Dispose" means, in relation to any relevant property, to sell, transfer, assign, declare oneself a trustee of or part with the
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use or benefit of or otherwise deal with the relevant property (or any interest therein);

                1.1.25 "dollar" or "$" means a dollar being the lawful currency of the United States of America;

                1.1.26          "Effective Date" means the date of
this Agreement;

                1.1.27          "Encumbrance" means any mortgage,
pledge, lien, charge, power of attorney, assignment for the purpose of providing security, hypothecation, security interest or trust arrangement for the purpose of providing security and any other security agreement or arrangement;

                1.1.28          "Enterprise Operations" means all
operations within the Contract Area under the COW by or on behalf of PT-FI or by or on behalf of PT-FI and P.T.-RTZ, including the Mining of the 10-K Reserves and Joint
Operations, but excluding Sole Risk
Ventures;

                1.1.29          "Expansion" means a Development
which is designed to increase the
productive capacity of existing facilities
(whether comprising PT-FI Available Assets or Joint Account Assets and whether
Mining, milling and delivery facilities
and related infrastructure) for the
obtaining of Products from the aggregate resources in Contract Area Block A (being both the 10-K Reserves and reserves other than the 10-K Reserves) at an aggregate rate in excess of the then existing production capacity of such facility;

                1.1.30          "Exploration" has the meaning
assigned to that expression in the
Financial and Accounting Procedures;

                1.1.31          "Exploration Committee" means a
committee established under Clause 8.1;

                1.1.32 "Exploration Costs" has the meaning assigned to that expression in the Financial and Accounting Procedures;

                1.1.33          "Exploration Obligation" has the
meaning assigned to that expression in the Implementation Agreement;

                1.1.34 "FCX" means Freeport-McMoRan Copper & Gold Inc., a Delaware corporation;

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                1.1.35          "Feasibility Study" means a report
showing the economic viability of a
proposed Development project, which may
relate to Expansion, and shall include (i) reasonable assessment of the size and quality of the minable reserves of Minerals, (ii) reasonable assessments of the amenability of the Minerals to metallurgical treatment, (iii) reasonable description of the work, equipment, supplies and permitting, if any, required to bring the prospective deposit of Minerals into commercial production and the estimated costs thereof, (iv) conclusions regarding the economic viability of bringing the prospective deposit of Minerals into commercial production, (v) an analysis of the impact which such project will have on the existing Enterprise Operations and Sole
Risk Programmes and (vi) such other
information as may be appropriate to allow banking and other financial institutions familiar with the mining business to make a firm decision whether or not to advance funds sufficient to finance the Expansion in whole or in part;

                1.1.36          "Financial and Accounting
Procedures" means the document so
entitled, in the form attached to this
Agreement as Annex B;

                1.1.37 "Government" means the Government of the Republic of Indonesia;

                1.1.38          "Greenfield Project" means a
Development project which does not rely to any significant extent on PT-FI Available
Assets, the 10-K Reserves or the Joint
Account Assets constituting part of any
prior approved project;

                1.1.39 "Implementation Agreement" means the agreement so designated between FCX and RTZ dated as of 2 May 1995;

                1.1.40 "Incremental Expansion Cashflow" has the meaning assigned to that expression in the Financial and Accounting Procedures;

                1.1.41 "Incremental Expansion Revenues" has the meaning assigned to that expression in the Financial and Accounting Procedures;

                1.1.42          "Incremental Production" has the
meaning assigned to that expression in the
Financial and Accounting Procedures;
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                1.1.43          "Joint Account Assets" means all
Products (in whatever form) derived from Joint Operations prior to their being sold and all other real and personal property, tangible and intangible, held by or for the benefit of the Participants for the purposes of Joint Operations, but excluding the PT-FI Assets and the P.T.-
RTZ Assets;

                1.1.44 "Joint Operations" means the conduct of the following activities:

                                (i)     Approved Expansion Projects;

                                (ii)    Exploration in the Contract Area;

                                (iii)   Development and Mining in Contract
Area Block B and, after the
Cut-off Date, if there has,
before such Date, been a first
Approved Expansion Project,
also in Contract Area Block A
and

                                (iv)    any other activities in or in
relation to the Contract Area which
the Participants agree to conduct
under the terms of this Agreement,
including Joint Operations
Greenfield Projects,

                                but excluding Sole Risk Ventures;

                1.1.45 "Liabilities" or "Liability" means any and all claims, demands, investigations, judgements, losses, liabilities, costs and expenses, including reasonable attorneys' fees;

                1.1.46          "LIBOR" means a rate of interest
which is equal to three month U.S dollar
Libor as published in the London Financial
Times;

                1.1.47 "Memorandum Equity Account" means an account established for each Participant pursuant to paragraph 2 of the Financial and Accounting Procedures;

                1.1.48 "Minerals" has the meaning assigned to that expression in the COW;

                1.1.49          "Mining" means the mining,
extracting, producing, handling, milling or other processing of Minerals and the marketing and selling of Products therefrom;
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- - 7 -

                1.1.50 "Non-defaulting Participant" means a Participant which is not the Defaulting
Participant as described in Clause 6.3;

                1.1.51          "Operating Committee" means the
committee established under Clause 8.2;

                1.1.52          "Operator" means the person or
entity appointed under Clause 9.1 or any successor Operator;

                1.1.53 "Participation" means the business arrangement of the Participants under this Agreement;

                1.1.54 "Participant(s)" means any person(s) or entity(ies) that from time to time have Participating Interests;

                1.1.55 "Participating Interest" means, at any time, with respect to Contract Area
Block A or Contract Area Block B, the
percentage interest then applicable to
each Participant with respect to such
Contract Area Block determined in
accordance with this Agreement (including the Financial and Accounting Procedures), provided that, if such expression is used with reference to assets, it shall refer to an interest in the Joint Account Assets and Joint Operations;

                1.1.56 "Privatisation Agreements" means the agreements listed in Schedule 1 to this Agreement;

                1.1.57          "Processing" has the meaning
assigned to that expression in the COW;

                1.1.58 "Product Schedule" means the Product Schedule annexed hereto as Annex A, setting out the planned production of Products for each Year from 1995 to 2021 as the same may be amended pursuant to Clause 16.4.2;

                1.1.59 "Products" has the meaning assigned to that expression in the COW;

                1.1.60 "Programme" means a description in reasonable detail of Joint Operations or
Sole Risk Ventures, as appropriate, to be
conducted for a Year or any longer period,
which is prepared and approved in
accordance with paragraph 10.1 of the
Financial and Accounting Procedures;
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                1.1.61          "Proposing Participant" means the
Participant referred to in Clause 10.1;

                1.1.62          "PT-FI Assets" means together

                                (i)     the PT-FI Available Assets

                                (ii)    the right, title and interest of PT-
FI in and under the COW and all
authorisations issued pursuant to
the COW and

                                (iii)   all other real and personal assets,
tangible and intangible, of
PT-FI, including without
limitation, cash, accounts
receivable, inventories and
capital stock and indebtedness
of other corporations,
including its interests in the
Gresik smelter and any assets
in respect of Sole Risk
Ventures of PT-FI, but
excluding all Joint Account
Assets or interests therein;

                1.1.63          "PT-FI Available Assets" means
together

                                (i)     all real and personal property,
tangible and intangible, held by PT-
FI from time to time which are used
or intended to be used for
Exploration, Development or Mining
in the Contract Area, including,
without limitation, mills and
infrastructure

                                (ii)    the right, title and interest of PT-
FI in and to the Privatisation
Agreements and

                                (iii)   except for the purpose of the
Financial and Accounting
Procedures, capital
replacements hereafter of
physical property subject to
Privatisation Agreements or
constituting PT-FI Available
Assets, but excluding those
items specified in paragraph
(iii) of the definition of
"PT-FI Assets"

                                and excluding all Joint Account Assets,
assets relating to Sole RiskVentures or interests therein;

                1.1.64          "P.T.-RTZ Assets" means together
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- - 9 -

                                (i)     the interest of P.T.-RTZ in and
under the COW pursuant to the
Assignment

                                (ii)    any assets in respect of Sole Risk
Ventures of P.T.-RTZ and

                                (iii)   all other real and personal assets,
tangible and intangible, of
P.T.-RTZ, but excluding all
Joint Account Assets or
interests therein;

                1.1.65          "RTZ" means The RTZ Corporation PLC,
an English company;

                1.1.66 "RTZ Loan" has the meaning assigned to the expression "Loan" in the RTZ Loan
Agreement;

                1.1.67          "RTZ Loan Agreement" means the
facility agreement [of even date herewith] between PT-FI and [RTZ UK company] whereby
[RTZ UK company] agrees to make available to PT-FI a facility of up to $450,000,000 to fund one or more Approved Expansion
Projects;

                1.1.68          "Sales Revenues" has the meaning
assigned to that expression in the
Financial and Accounting Procedures;

                1.1.69 "Sharing Commencement Date" has the meaning assigned to that expression in the Financial and Accounting Procedures;

                1.1.70          "Sole Risk Programme" has the
meaning assigned to it in Clause 10.3;

                1.1.71          "Sole Risk Venture" means any
activity carried out by a Participant in the Contract Area on its own account pursuant to Clauses 10 and 12;

                1.1.72          "Specified Area" means the area
referred to as such in Clause 10.1;

                1.1.73          "subsidiary" has the meaning
assigned to it in the Implementation
Agreement;

                1.1.74 "Taxes" means all present and future income and other taxes, levies, imposts, duties, charges, deductions and withholdings

- - 10 -

whatsoever together with interest thereon and penalties with respect thereto;

                1.1.75 "10-K Reserves" means the proved and probable ore reserves as at 31 December
1994 in Contract Area Block A being
1,125.6 million tonnes at an average grade of 1.30% copper, 1.42 grams of gold per tonne and 4.06 grams of silver per tonne;

                1.1.76 "Trust Agreement" means [Insert here description of Trust Agreement after it has been negotiated and agreed. It will be the Trust Agreement scheduled to the RTZ
Loan Agreement and which provides the
various matters described in Exhibit A to the Implementation Agreement.];

                1.1.77          "Year" means a calendar year
commencing on 1 January.

        1.2     Interpretation

                In this Agreement

                1.2.1 References to any document or agreement, including the COW, includes such document or agreement as amended, novated, substituted, varied, supplemented or replaced from time to time.

                1.2.2 References to any Act of Parliament, code, decree, regulation or ordinance or to any provision thereof include any modification or re-enactment thereof or any provision substituted therefor and all statutory or other instruments issued thereunder.

                1.2.3 References to a party to this Agreement or any other document or agreement include such party's successors or permitted assigns.

        1.3 Headings Headings to Clauses, sub-clauses, Schedules or Annexes are for convenience only and shall not affect the interpretation of this Agreement.

2.      PURPOSES AND TERM

        2.1 General PT-FI and P.T.-RTZ hereby agree that all of their rights and obligations as between themselves relating to Joint Operations, Sole Risk Ventures and other operations within the Contract Area shall be subject to and governed by this Agreement.

- - 11 -

        2.2 Purposes This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish such purposes:

                2.2.1 to conduct Exploration within the Contract Area, including the evaluation of
Development or Mining opportunities within the Contract Area;

                2.2.2 to engage in Development and Mining within the Contract Area if so decided in the manner provided in this Agreement;

                2.2.3 to engage in the Disposal of Products derived from Joint Operations;

                2.2.4 to allocate costs of and revenues derived from Joint Operations;

                2.2.5 to regulate as between the parties the conduct of Joint Operations and Sole Risk
Ventures in the Contract Area;

                2.2.6 to regulate as between the parties to the extent provided herein the conduct by PT-
FI of its activities in the Contract Area, other than in respect of Joint Operations, using the PT-FI Available Assets and PT-
FI's right, title and interest in and
under the COW and all authorisations
issued pursuant to the COW;

                2.2.7 to regulate the procedures for making a Close-down decision and for implementing that decision; and

                2.2.8 to perform any other operation or activity necessary, appropriate or incidental to any of the foregoing.

        2.3 Assignment of COW Simultaneously with signature of this Agreement, PT-FI and P.T.-RTZ shall execute an assignment of interests in the COW in the form set out in Schedule 2 to this Agreement or in such other form as P.T.-RTZ may reasonably require provided that such interests shall be reassigned by P.T.-RTZ to PT-FI in the circumstances provided for in Clause 6(2) of the Implementation Agreement.

        2.4 Term The term of this Agreement shall commence on the Effective Date and shall continue until the occurrence of any of the following events:

- - 12 -

                2.4.1 the termination of the COW and the termination of all rights of the Participants to conduct Exploration, Development and
Mining in the Contract Area and completion of a final accounting between the Participants as provided in Clause 2.5.2;
or

                2.4.2 the agreement by the Participants permanently to cease Joint Operations and terminate this Agreement and completion of a final accounting between the Participants as provided in Clause 2.5.2; or

                2.4.3 the reduction of the Participating Interest of one of the Participants in both Contract
Area Block A and Contract Area Block B to zero (including a reduction pursuant to the operation of the proviso to Clause
2.3); or

                2.4.4 the Disposal of all Joint Account Assets and the completion of a final accounting between the Participants as provided in Clause
2.5.2; or

                2.4.5 the bankruptcy, dissolution or withdrawal of any Participant, unless all of the remaining
Participants agree to continue this
Agreement, and completion of a final
accounting between the Participants as
provided in Clause 2.5.2.

        2.5     Termination  Upon expiry of the term of this
Agreement:

                2.5.1 all unpaid Liabilities properly incurred arising out of Joint Operations during the term of this Agreement shall be paid by the Participants as provided in this Agreement

                2.5.2 the Operator shall take all action necessary to wind up the activities of the Participation, and all costs and expenses incurred in connection with the termination of the Participation shall be expenses chargeable to the Participants.
Where the term of this Agreement expires pursuant to Clauses 2.4.1, 2.4.2, 2.4.4 or
2.4.5, the Joint Account Assets shall be paid, applied, or distributed in satisfaction of all Liabilities of the Participation arising out of Joint
Operations to third parties. Thereafter, all other Joint Account Assets shall be sold and the proceeds, together with any remaining cash, shall be distributed to the Participants in proportion to their Participating Interests in Contract Area
Block A or, as appropriate, Contract Area
Block B at the time of such distribution, subject as provided in Clause 6.1 or the Financial and Accounting Procedures, after first satisfying out of a Participant's share any Liabilities owed by that Participant to the other

- - 13 -

                2.5.3 the Participants shall enter into such other agreements and arrangements as may be necessary or appropriate in the circumstances to regulate the conduct of any Sole Risk Ventures in the Contract
Area which are to continue after expiry of the term of this Agreement.

3.      RELATIONSHIP OF THE PARTICIPANTS

        3.1     Contribution of Use of Assets

                3.1.1 PT-FI agrees to make available in accordance with the terms of this Agreement the PT-FI
Available Assets for the purposes of
Enterprise Operations without charge to
the Participants except as otherwise
provided in this Agreement.

                3.1.2 PT-FI and P.T.-RTZ agree that their respective rights under the COW will be made available to the Participants without charge for the purposes of Joint
Operations.

        3.2 Obligations Several and Not Joint The liability of the Participants shall be several and not joint nor joint and several. Each Participant shall be liable to the other only for its obligations as set out in this Agreement.

        3.3 Not a Partnership Nothing contained in this Agreement shall be deemed to constitute either Participant the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other or to create any fiduciary relationship between them.

        3.4     No Authority to Act for other Participants  No
Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. Each Participant shall indemnify, defend and hold harmless the other Participant and its Affiliates (including, without limitation, direct and indirect parent companies), and its or their respective directors, commissioners, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them and which arise out of or result from any act of or any assumption of Liability by the indemnifying
Participant, or any of its directors, commissioners, officers, shareholders, employees, agents, attorneys and Affiliates, done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.

- - 14 -

        3.5 No Joint Receipt of Income The Participants acknowledge that it is not their intention to receive income jointly as a result of the Participation.

        3.6     Area of Mutual Interest

                3.6.1 General Any exploration permit, contract of work, mineral lease, right or interest, including an equity interest or option to acquire an equity interest in an entity owning any of the foregoing, including rights and interests which do not directly involve Mining but which may be useful in connection with the Joint Operations
(collectively, "Mining Rights") acquired during the term of this Agreement by or on behalf of a Participant or an Affiliate
(other than, in the case of P.T.-RTZ, and for so long as CRA Limited is not a subsidiary of RTZ, CRA Limited and its subsidiaries) of a Participant (the
"Acquirer") which is situated in the
province of Irian Jaya, Indonesia (the
"Area of Mutual Interest") shall be
subject to the terms and provisions of
this Clause 3.6, except Mining Rights
acquired pursuant to an Approved Programme and Budget or Sole Risk Ventures.

                3.6.2 Notice Within 30 days after acquisition of Mining Rights or the right to acquire any Mining Rights wholly or partially within the Area of Mutual Interest, the Participant being the Affiliate of the Acquirer ("Acquirer's Participant") shall notify the other Participant of such acquisition. The Acquirer's Participant's notice shall describe in detail the acquisition, the Mining Rights covered thereby and the cost thereof and the Acquirer's Participant shall procure that there is made available for inspection by the other Participant any and all such information concerning the Mining Rights.

                3.6.3 Option Exercised Within 30 days after receiving the Acquirer's Participant's notice, the other Participant shall elect, by notice to the Acquiring Participant, that an Affiliate of such other Participant shall:

                        (a) accept an interest in the Mining Rights equal to the other Participant's
Participating Interest at the date of this Agreement; or

                        (b)     not to acquire an interest in the Mining
Rights.

                        If a Participant entitled to make an election under this Clause 3.6.3 fails to give notice within the time allotted, such failure shall be deemed an election by such Participant not to accept an interest in

- - 15 -

the Mining Rights and the Mining Rights shall not be subject to the same terms, mutatis mutandis, as this Agreement. If a Participant entitled to make an election under this Clause 3.6.3 makes a timely election to accept an interest in the Mining
Rights, the Acquirer's Participant shall procure that the Acquirer shall, subject to all necessary Governmental consents, convey to an Affiliate of the other Participant nominated by the other Participant, by appropriate instrument, an undivided interest in the Mining
Rights equal to such Participant's Participating
Interest at the date of this Agreement. If such Participant has elected that an Affiliate shall accept an interest in Mining Rights pursuant to this Clause 3.6.3, the Mining Rights shall be held on the same terms as this Agreement, mutatis mutandis to those with respect to Contract Area Block B, unless the Participants agree otherwise. The Participant which is not the Acquirer's Participant shall procure that its Affiliate acquiring the interest in the Mining Rights shall promptly pay to the Acquirer its proportionate share of the latter's actual out-of-pocket acquisition costs.

        3.7 Other Business Opportunities Except as expressly provided in Clause 3.6, each Participant shall have the right independently to engage in and receive full benefits from business activities outside the Contract
Area, whether or not in competition with the Enterprise Operations, without consulting the other.
Except as expressly provided in Clause 3.6, no Participant shall have any obligation to the other under this Agreement with respect to any opportunity to acquire any property outside the Contract Area at any time, or within the Contract Area after the termination of this Agreement. Except as otherwise agreed by the Participants, whether in this Agreement or subsequently, neither Participant shall conduct any activity inside the Contract Area other than Enterprise Operations, Sole Risk Ventures and activities which do not adversely affect the carrying out of the Enterprise Operations and any Sole Risk
Ventures, without the prior written approval of the other.

        3.8 Waiver of Right to Partition The Participants hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Joint Account
Assets, including any rights provided by law.

        3.9 Employees Employees of one Participant are not and shall not be employees of the other Participant or of the Participation.

        3.10    Title  All Joint Account Assets acquired by the
Operator for Joint Operations may be held in the name of PT-FI but, subject to any mandatory provisions of applicable law, the beneficial interest therein shall be for the

- - 16 -

benefit of PT-FI and P.T.-RTZ severally in proportion to their respective Participating Interests. Subject to any mandatory provisions of applicable law, each of the Participants agrees to execute appropriate documents to reflect any changes in Participating Interests which may occur hereunder from time to time and to execute, and register with the appropriate
Governmental authorities, the necessary document(s) to effect the transfer of any property as contemplated by this Agreement.

4.      REPRESENTATIONS AND WARRANTIES

        4.1 Capacity Each of the parties represents, warrants and undertakes to the other(s) as follows:

                4.1.1 it is a company duly incorporated and in good standing in its place of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

                4.1.2 it has the capacity to enter into and perform its obligations under this Agreement and, in the case of PT-FI, the Assignment and all transactions contemplated herein or
(as appropriate) therein and that all
corporate and, except as mentioned in
Schedule 3 to this Agreement, other
actions required to authorise it to enter into and perform its obligations under this Agreement and, in the case of PT-FI, the Assignment have been properly and duly taken;

                4.1.3 this Agreement constitutes, and, in the case of PT-FI, the Assignment will constitute its legal, valid and binding obligation, save as enforcement may be limited by bankruptcy, reorganisation, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and subject to any limitations acts and to general equitable principles;

                4.1.4 the execution, delivery and performance by it or any other party to this Agreement of this Agreement and, in the case of PT-FI, the Assignment and the transactions implemented hereunder or (as appropriate) thereunder do not and will not contravene, conflict with or constitute a default under (a) any law or regulation or any official or judicial order, judgment, injunction or decree applicable to it or
(b) its constitutional documents or (c)
any agreement or document to which it is a party or which is binding upon it or any of its assets.

        4.2 PT-FI Representations and Warranties Subject to the matters stated in Schedule 3 and in addition to the representations, warranties and

- - 17 -

undertakings contained in Clause 4.1, PT-FI represents, warrants and undertakes to P.T.-RTZ as follows:

                4.2.1 the shareholders in PT-FI are FCX, as to 81.28%, the Government as to 9.36% and PT
Indocopper Investama Corporation as to
9.36%;

                4.2.2 it has all authorisations, consents and licences necessary to conduct its activities in the Contract Area as presently conducted;

                4.2.3 it is up to date on all payments, filings, or other requirements in respect of the COW and there are no existing or threatened actions, suits, claims or proceedings in relation thereto, and PT-FI has not received any notice of violation or claim alleging any violation of any law, rule, regulation, or permit, including without limitation any environmental law, rule, regulation or permit, in connection with the COW except any thereof where such violation or claim would not, individually or in the aggregate, have a material adverse effect on the rights of PT-FI and P.T.-RTZ under the COW;

                4.2.4 it has delivered to or made available to P.T.- RTZ or its Affiliates all geological data and other similar information in PT-FI's possession or control derived from its activities in the Contract Area which any person interested in acquiring a
Participating Interest in the Contract
Area would reasonably be expected to wish to see and all other information or copies thereof reasonably requested by them concerning the COW, its operations in the Contract Area and the disposal of Products, including, but not limited to, true and correct copies of all contracts relating to the COW and the Contract Area of which PT-FI has knowledge;

                4.2.5 all activities by PT-FI under the COW up to the date of this Agreement have in all material respects been in accordance with the requirements of the Government and Indonesian law and there has been no breach by PT-FI of any of the provisions of the COW or of any other agreement binding upon it the breach of which might have a material adverse effect on the ability of PT-FI to carry out the Enterprise Operations;

                4.2.6 there has been no material breach by the Government of any of the provisions of the COW and PT-FI has not received any indication from the Government that the Government is seeking to re-negotiate any of the terms of the COW;

- - 18 -

                4.2.7 to the best of PT-FI's knowledge, there has been no material breach by any third party of any material contract with PT-FI in relation to PT-FI's activities under the COW or the sale of Products;

                4.2.8 there are no material litigation, arbitration or administrative proceedings or claims currently in progress or, so far as PT-FI is aware, pending or threatened against PT-FI or any of its assets under the COW or any material contract to which PT-FI is a party in relation to PT-FI's activities under the COW or the sale of Products;

                4.2.9 PT-FI is not a party to any agreement or under any other obligation under or pursuant to which it has created or given or permitted to subsist or is obliged or bound to create or give or permit to subsist in favour of any third party any Encumbrance over P.T.-RTZ's share of the Joint Account
Assets or over any revenues allocated to P.T.-RTZ (or to which P.T.-RTZ is entitled) under this Agreement;

                4.2.10 P.T.-RTZ's interest in the COW pursuant to the Assignment is not subject to any Encumbrance created or given by PT-FI in favour of any third party.

        4.3 Disclosures Each of the parties represents and warrants to the other(s) that it is unaware of any facts or circumstances which have not been disclosed in this Agreement and which should have been disclosed to the other party in order to prevent the representations and warranties given by it in this Clause 4 from being materially misleading.

5.      EXPLORATION CONTRIBUTIONS BY PARTICIPANTS

        5.1 Exploration Contribution by P.T.-RTZ P.T.-RTZ shall pay, in accordance with paragraph 10.3 of the Financial and Accounting Procedures, all Exploration
Costs approved by an Exploration Committee after the Effective Date until the Exploration Obligation has been satisfied, including the expenditure of not less than $40,000,000 in respect of Contract Area Block A.

        5.2 Additional Cash Contributions After the Exploration Obligation has been satisfied, the Participants shall contribute funds for Approved Exploration Programmes and Budgets in proportion to their respective
Participating Interests, subject to their rights to conduct Sole Risk Ventures.

- - 19 -

6.      INTERESTS OF PARTICIPANTS

        6.1     Participating Interests

                6.1.1 At the date of this Agreement, except as otherwise provided in this Agreement
(including the Financial and Accounting
Procedures), the Participating Interests of the Participants in Contract Area Block
A and in Contract Area Block B are:

                                PT-FI           sixty per cent (60%)
                                P.T.-RTZ        forty per cent (40%).

                        The Participating Interests of the Participants shall not be changed except as provided in this Agreement (including the Financial and
Accounting Procedures) and each Participant's
Participating Interest in Contract Area Block A may, as provided in this Agreement and the Financial and Accounting Procedures, be different from its Participating Interest in Contract Area Block B.

                6.1.2 There shall be allocated to the Participants the revenues and shares thereof calculated in accordance with the Financial and
Accounting Procedures.

                6.1.3 All costs and liabilities incurred in or attributable to Chargeable
Operations in the Contract
Area shall be allocated to and
borne by the Participants in
accordance with the Financial
and Accounting Procedures.


                6.1.4 Participating Interests shall be calculated to three decimal places and rounded to two
(e.g. 1.519% rounded to 1.52%). Decimals of .005 and less shall be rounded down.

        6.2 Changes in Participating Interests A Participant's Participating Interest may be changed as follows:-

                6.2.1 in the event of default by a Participant in making its agreed upon contribution to an Approved Programme and Budget, followed by an election by the other Participant to invoke Clause 6.3.2.3; or

                6.2.2 transfer by a Participant of less than all its Participating Interest in accordance with
Clause 15; or

                6.2.3   acquisition of less than all of the
Participating Interest of the other
Participant, however arising.

- - 20 -

                In the event of a change in a Participant's
Participating Interest with respect to either Contract
Area Block A or Contract Area Block B, there will, subject to obtaining any necessary Governmental approval, be a corresponding and proportionate change in the Participant's interest in the COW with respect to Contract Area Block A (subject to PT-FI's rights with respect to the 10-K Reserves and PT-FI Assets) or the COW with respect to Contract Area Block B, as the case may be.

        6.3     Default in Making Contributions

                If a Participant defaults in its obligation to pay a contribution or cash call properly payable or made under this Agreement (including the Financial and Accounting Procedures), (such Participant being a
"Defaulting Participant"),

                6.3.1 All rights of the Defaulting Participant to receive its proportionate share of the Incremental Expansion Cashflow of Approved
Expansion Projects, or the revenues from Contract Area Block B, Joint Operations
Greenfield Projects in Contract Area Block
A or, as the case may be, in any Year
after the Cut-off Date, the revenues from Joint Operations, shall be suspended until such time as the default has been remedied and until such time, such proportionate share shall go to the Non-Defaulting
Participant(s), who shall apply such share of the relevant revenues or (as the case may be) Incremental Expansion Cashflow first, to make any contribution or meet any cash calls not made or met by the Defaulting Participant or made or met on its behalf, and second, to pay the indebtedness and unpaid and accrued interest thereon then owing by the Defaulting Participant to such Non-
Defaulting Participant pursuant to Clause
6.3.2.  The right of a Defaulting
Participant to receive its proportionate share of the relevant revenues or (as the case may be) the Incremental Expansion
Cashflow shall be reinstated at the first time when such Participant is not in default in its obligation to make a contribution or meet a cash call and all indebtedness and interest thereon arising out of the making by the Non-Defaulting
Participant of Cover Payments has been
paid in full.

                        6.3.2.1 The other Participant, by notice to the Defaulting Participant, may at any time, but shall not be obliged to, elect to make such contribution or meet such cash call on behalf of the Defaulting Participant (a "Cover
Payment").  If more than one Cover
Payment is made by the other
Participant in relation to the same
Contract Area Block, such Cover
Payments shall be

- - 21 -

aggregated and the rights and remedies described herein pertaining to an individual Cover Payment shall be read to apply to the aggregated
Cover Payments.

                        6.3.2.2 Each Cover Payment shall constitute indebtedness due from the Defaulting
Participant to the Non-Defaulting
Participant, which indebtedness,
together with interest (calculated
from the date of the Cover Payment
at the rate specified in paragraph
10.3.3 of the Financial and
Accounting Procedures) shall be
payable upon demand.

                        6.3.2.3 If a Cover Payment shall have been made, upon the giving of not less than 5 days' prior notice to the Defaulting Participant, whether or not payment thereof has been demanded under Clause 6.3.2.2, the
Non-Defaulting Participant may, but
shall not be obliged to, elect to
effect an adjustment of the
Defaulting Participant's
Participating Interest in the
relevant Contract Area Block
pursuant to this Clause 6.3.2.3;
provided, however, that if within
such 5 day period the Defaulting
Participant  shall evidence to the
reasonable satisfaction of the Non-
Defaulting Participant that it will
have the funds to, and will, within
10 days of the expiry of such 5 day
period, pay all indebtedness owing
by the Defaulting Participant to the
Non-Defaulting Participant, then
such adjustment of Participating
Interest may not be effected until
the end of such additional 10 day
period.  Upon such election, or, if
applicable, at the end of such
additional 10 day period, an amount
equal to 125% times the Cover
Payment shall be deducted from the
Defaulting Participant's relevant
Memorandum Equity Account for the
relevant Contract Area Block and
added to the relevant Memorandum
Equity Account for that Contract
Area Block of the Non-Defaulting
Participant and the Participating
Interests of the Participants shall
be recalculated based on the
relevant adjusted Memorandum Equity
Accounts.

                        6.3.2.4 Notwithstanding anything to the
contrary contained in this
Agreement, failure by PT-FI to make
a

- - 22 -

contribution or respond to a cash call shall not constitute a default hereunder if such failure occurs prior to the time an aggregate sum of $750,000,000 has been spent on one or more Approved
Expansion Projects and is wholly
attributable to the failure by PT-FI
to receive advances under the RTZ
Loan Agreement.

                6.3.3 If as a consequence of the adjustment of a Defaulting Participant's relevant
Memorandum Equity Account under Clause
6.3.2.3 its recalculated Participating
Interest in Contract Area Block A or, as the case may be, Contract Area Block B is less than 10% (such adjustment being a "Forced Sale Adjustment"), then

                        6.3.3.1 the Defaulting Participant shall be deemed to have elected to withdraw from participation in Joint
Operations in Contract Area Block A
or, as the case may be, Contract
Area Block B

                        6.3.3.2 the Defaulting Participant shall sell to the Non-Defaulting
Participant and the Non-Defaulting
Participant shall buy all of the
Defaulting Participant's
Participating Interest in Contract
Area Block A or, as the case may be,
Contract Area Block B for a price
equal to the proportion of the Fair
Market Value of the Joint Account
Assets attributable to Contract Area
Block A or, as the case may be,
Contract Area Block B as at the date
on which its Participating Interest
first reduces below 10% which is
proportionate to the Defaulting
Participant's recalculated
Participating Interest therein

                        6.3.3.3 completion of the sale and purchase under Clause 6.3.3.2 shall take place within 90 days after establishment of the Fair Market
Value.  The Defaulting Participant
shall be liable for all costs and
expenses of the sale and purchase
(other than the purchase price) and
shall indemnify the Non-Defaulting
Participant against all adverse tax
consequences of the sale and
purchase

                        6.3.3.4 for the purposes of Clause 6.3.3.2, the Fair Market Value of the Joint
Account Assets attributable to
Contract Area Block A or, as the
case may be,

- - 23 -

Contract Area Block B means the amount determined by the Participants. Should the
Participants be unable within 30
days after a Forced Sale Adjustment
to agree as to the Fair Market Value
of the Defaulting Participant's
Participating Interest to be sold
pursuant to Clause 6.3.3.2, the
Participants shall, within 10 days
after the expiration of such 30 day
period, attempt to select one
reasonably acceptable,
internationally recognised
independent investment bank to
determine the Fair Market Value of
the Defaulting Participant's
Participating Interest, which
determination shall be binding on
all Participants.  Should the
Participants be unable to agree upon
a mutually acceptable investment
bank within such 10 day period, each
of the Participants shall have 10
additional days to select one
internationally recognised
investment bank to determine the
Fair Market Value of the Defaulting
Participant's Participating
Interest.  Each such investment bank
or, in default of selection by
either Participant, the sole
investment bank so selected shall,
within 30 days of being requested to
do so, determine the Fair Market
Value of the Defaulting
Participant's Participating Interest
provided however that, where two
such investment banks are so
selected, the Fair Market Value of
such interest shall be the average
of their respective determinations
if and only if the lower of the two
determinations is at least 90% of
the higher of the two
determinations.  If it is not, then
such two investment banks shall
select a third internationally
recognised investment bank to
determine the Fair Market Value of
the Defaulting Participant's
Participating Interest, and the Fair
Market Value of such interest (i)
shall be such third determination if
such third determination is a figure
between the two previous
determinations; (ii) shall be the
lower of the two previous
determinations if the third
determination is lower than both the
two previous determinations; and
(iii) shall be the higher of the two
previous determinations if the third
determination is higher than both
the two previous determinations.
The Participants shall each pay 50%
of the costs of the services and
expenses of the investment bank(s)

- - 24 -

                        6.3.3.5 upon completion of the sale and
purchase under Clause 6.3.3.2 the
Defaulting Participant shall cease
to conduct any activities in
Contract Area Block A or, as the
case may be, Contract Area Block B
(other than then existing Sole Risk
Ventures and other than, in the case
of PT-FI, PT-FI's rights with
respect to the 10-K Reserves and any
retained rights referred to in
Clause 7.5) and shall surrender to
the Non-Defaulting Participant the
right to conduct all such activities

                        6.3.3.6 each of the Participants appoints the other its attorney, such appointment becoming effective upon its becoming a Defaulting
Participant, with power in its name
or otherwise to do all such things
and sign or execute all such deeds
or documents as may be necessary or
desirable to complete any of the
transactions referred to in this
Clause 6.3.3, and (without
limitation) for that purpose to
appear in the name of the Defaulting
Participant before any notary or
other Government official in
Indonesia.

        6.4     Continuing Liabilities Upon Adjustment of the
Participating Interests Any reduction of a Participant's Participating Interest under this Clause
6 shall not relieve such Participant of its share of any Liability, whether it accrues before or after such reduction, arising out of Joint Operations in Contract
Area Block A or, as the case may be, Contract Area
Block B conducted after the Effective Date and prior to such reduction. For purposes of this Clause 6, such Participant's share of such Liability shall, subject to Clause 6.1 and the Financial and Accounting
Procedures, be equal to its Participating Interest in the relevant Contract Area Block at the time such Liability was incurred. The increased Participating
Interest accruing to a Participant as a result of the reduction of the other Participant's Participating
Interest shall be free from Encumbrances arising by, through or under such other Participant, except those to which both Participants have given their written consent or are otherwise subject (including, without limitation, royalties payable under the COW). Each
Participant's Participating Interest shall be shown in the books of the Operator.

- - 25 -

7.      COVENANTS AND RIGHTS

        7.1 Mutual Covenants Each of the Participants covenants and agrees with the other that:

                7.1.1   it will give prompt notice to the other
Participant of any notice of default,
lawsuit, proceeding, action or damage of which it becomes aware and which might affect the Joint Account Assets, the Contract Area or the COW

                7.1.2 it will only conduct operations within or relating to the Contract Area in accordance with the provisions of the COW and this Agreement and, without prejudice to the foregoing, not at any time do or cause or permit to be done any act or omission which results or might result in a breach of the provisions of the COW, this Agreement or any other agreement binding upon it a breach of which might have a material adverse effect on Joint
Operations.

        7.2 PT-FI Covenants PT-FI covenants and agrees with P.T.- RTZ that it will:

                7.2.1 At all times comply with and perform all its obligations under the Privatisation
Agreements and exercise its rights under the Privatisation Agreements in consultation with P.T.-RTZ and in a manner which does not adversely affect the carrying out of the Joint Operations and will not enter into any other agreements in the nature of Privatisation Agreements
(other than as listed in Schedule 1)
except in consultation with P.T.-RTZ;

                7.2.2 Prepare its annual financial statements in accordance with accounting principles generally accepted in the U.S.A. except as otherwise stated therein and based on accounting policies consistently applied in all respects except as otherwise stated therein and at the time of the issue thereof send to P.T.-RTZ copies of the same;

                7.2.3 As and when required by P.T.-RTZ furnish to P.T.-RTZ promptly such financial or other information, data or maps relating to the Contract Area and the Enterprise
Operations therein and thereon as P.T.-RTZ may from time to time require;

                7.2.4 Furnish to P.T.-RTZ a copy of each material return and report (and each other return and report requested specifically by P.T.-
RTZ)

- -26-
submitted to the Government under the COW and,
with respect to major returns and reports (as
determined from time to time by the
Participants), do so within a reasonable time
before the latest day for such submission to
permit time for review by P.T.-RTZ provided that
tax returns shall not be included in this sub-
Clause    7.2.4;

                7.2.5 Not, without the prior written consent of P.T.- RTZ, create or permit to exist any Encumbrance on or Dispose, except in the ordinary course of business, of the whole or any part of the PT-FI Available Assets or its right, title and interest in and under the COW or any authorisations issued pursuant to the COW or the Joint Account
Assets, other than, with respect to
Dispositions, sales otherwise permitted by this Agreement and, with respect to Encumbrances, (i) the security in favour of [RTZ-UK Lender] referred to in the RTZ
Loan Agreement, (ii) Encumbrances in
favour of the existing bank lenders to PT-
FI or the lenders under any replacement or refinancing thereof, (iii) Encumbrances in favour of lenders on PT-FI Available
Assets or on PT-FI's share of the Joint
Account Assets or, with P.T.-RTZ's
consent, on all of the Joint Account
Assets, (iv) Encumbrances on replacements of assets under Privatisation Agreements and (v) Encumbrances on replacements of PT-FI Available Assets, provided that the lenders holding Encumbrances referred to in (ii) and (iii) above shall have executed documents recognising P.T.-RTZ's rights to the same extent as have PT-FI's existing bank lenders in connection with this Agreement;

                7.2.6 Do and cause to be done all things necessary to preserve and keep in full force and effect its rights and authorisations with respect to the COW and the Contract Area, at all times comply with and cause to be complied with all applicable laws, the violation of which would be materially adverse to the Enterprise Operations and obtain and maintain in full force and effect all authorisations, approvals, consents, licences and exemptions with respect to the COW and the Contract Area, in each case where the failure to obtain or maintain which would be materially adverse to Enterprise Operations, promptly effect all filings, registrations and notarisations and promptly comply with all other requirements in any such case which may at any time be required with respect to or under this Agreement, the COW and Enterprise Operations, and the continued due performance of its obligations hereunder or thereunder or the validity or enforceability of this Agreement and the COW, and P.T.-RTZ shall provide to PT-FI all such information in relation to P.T.-
RTZ's participation in Joint Operations as PT-FI may reasonably

- - 27 -

require and which is not otherwise available to PT-FI in order to enable PT-FI to fulfill its obligations under this Clause 7.2.6;

                7.2.7 Notify P.T.-RTZ immediately upon becoming aware of the actual or threatened revocation or variation of any such authorisation as is referred to in Clause 7.2.6;

                7.2.8 Without the prior written consent of P.T.-RTZ, not agree to any waiver or amendment of the terms of the COW which would have a material adverse effect on P.T.-RTZ's
Participating Interest;

                7.2.9 Not take any action, including actions using the PT-FI Available Assets, which would prejudice either the institution, completion or operation of any first
Approved Expansion Project as described in Clause 10.5 and any projects of Expansion thereafter or any activity of PT-FI authorised hereunder;

                7.2.10 Make available the PT-FI Available Assets and its right, title and interest in and under the COW and all authorisations issued pursuant to the COW for their use in Joint Operations on a first priority basis with respect to any PT-FI Available
Assets which are not, at the time, being employed with respect to activities permitted by Clause 7.5, and on a shared basis that reflects equitably the needs of the parties with respect to other PT-FI
Available Assets;

                7.2.11 Without prejudice to any other provisions of this Agreement, not take any action or permit any action to be taken which will affect materially and adversely P.T.-RTZ's
Participating Interest but PT-FI shall not be deemed to be in breach of this Clause merely because it exercises any right contained in Clauses 6.3 and 15 of this Agreement.

        7.3 P.T.-RTZ Covenant P.T.-RTZ covenants and agrees with PT-FI that, without the prior written consent of PT-
FI, it will not create or permit to exist any Encumbrance on or Dispose, except in the ordinary course of business, of the whole or any part of the interests assigned in the Assignment or the Joint
Account Assets, or violate any applicable law if the effect thereof would be materially adverse to the Enterprise Operations provided that P.T.-RTZ may create Encumbrances in favour of project lenders on P.T.-RTZ's share of the Joint Account Assets or, with PT-FI's consent, on all of the Joint Account Assets.

        7.4 Power of Attorney Each of the Participants hereby appoints the other Participant its attorney in its name or otherwise to do all such things and

- - 28 -

sign or execute all such deeds or documents as may be necessary or desirable to cure any and each default by that Participant under the COW or, in the case of P.T.-RTZ, its assigned interest in the COW and (without limitation) to appear in the name of the appointor before any notary or other Government official in Indonesia.

        7.5     Retained PT-FI Rights

                7.5.1   Existing Operations

                        7.5.1.1 Subject to Clause 7.5.1.2, PT-FI shall have the right, without the need to obtain the consent of P.T.-
RTZ, to continue to carry on Mining
activities with the use of the PT-FI
Available Assets, including
activities which, through
optimisation or fine tuning of its
operations and facilities, may
result in treatment of ore at a rate
in excess of 118,000 tonnes per day
and shall have the right to use and
make changes to the PT-FI Available
Assets so long as such activities do
not prejudice the undertaking of the
first Approved Expansion Project at
the current millsite, as described
in Clause 10.5.

                        7.5.1.2 PT-FI will not undertake any
Expansion project (as opposed to
optimisation or fine tuning) in
Contract Area Block A other than as
part of Joint Operations or take any
other action which will prejudice
the undertaking of the first
Approved Expansion Project at the
current millsite, provided that if
no project for Expansion which meets
the criteria specified in, or agreed
pursuant to, Clause     10.5 has
been proposed by P.T.-RTZ to the
Operating Committee before the tenth
anniversary of the Effective Date,
(i) the foregoing limitation on PT-
FI's ability to enter into an
Expansion project other than as part
of Joint Operations shall no longer
be applicable, (ii) PT-FI shall be
entitled to enter into such a
project either as a Sole Risk
Venture or, if it elects at its
option to offer P.T.-RTZ a right of
participation and P.T.-RTZ accepts
such offer, as part of Joint
Operations, in which latter event,
[RTZ UK Lender] shall remain obliged
to make available the loan funds
contemplated by the RTZ Loan
Agreement, and (iii) except as set
out in the immediately preceding
item

- - 29 -

(ii), P.T.-RTZ will not have a right to participate in any revenues from nor will it be obliged to contribute to any costs in respect of Contract Area Block A, even after the Cut-off Date, except with respect to Joint Operations
Greenfield Projects and Sole Risk
Ventures in Contract Area Block A in
which P.T.-RTZ has participated.

                        7.5.1.3 PT-FI shall be entitled to retain
100% of all revenues, including
Sales Revenues, received by PT-FI
from Contract Area Block A prior to
the Sharing Commencement Date,
except for any revenues from Joint
Operations Greenfield Projects and
Sole Risk Ventures in which P.T.-RTZ
shall have participated.

                7.5.2 Privatisation Agreements Without prejudice and subject to the covenants on the part of PT-FI contained in Clause 7.2, PT-FI shall have the right, without the need to obtain the consent of P.T.-RTZ, to conduct activities in accordance with the
Privatisation Agreements existing on the
Effective Date or described in Schedule 1 provided that the consent of P.T.-RTZ shall be obtained prior to any material change in the terms thereof which results in an increase in the burdens of PT-FI thereunder, other than as described in
Schedule 1.  The Participants will
discuss the possibility of future
agreements in the nature of Privatisation
Agreements on the basis of the financial requirements of the Participants. If PT-
FI wishes to sell and lease back further of the PT-FI Available Assets (as part of such future agreements or otherwise) or to sell any part thereof reasonably deemed by it to be surplus to its requirements in relation to Enterprise Operations, it shall be permitted to do so provided such action does not affect materially and adversely the institution, completion or operation of any Approved Expansion
Projects or the availability of the use of such assets, if required, for Joint
Operations.

8.      COMMITTEES

        8.1     Exploration Committees   The Participants will, not
later than thirty days after the Effective Date, establish both an Exploration Committee for Contract
Area Block A and an Exploration Committee for Contract
Area Block B, in each case to determine overall policies, objectives, procedures, methods and actions for incurring the Exploration Costs. Until the Exploration Obligation has been satisfied, each Participant may appoint two members to each of the Exploration Committees. Once the

- -30-

Exploration Obligation has been satisfied, PT-FI may appoint an additional member to each of the Exploration
Committees. Each Participant may appoint one or more alternates to act in the absence of a regular member.
Any alternate so acting shall be deemed a member.
Appointments shall be made or changed by written notice to the other Participant.

        8.2     Operating Committee   PT-FI shall establish an
Operating Committee to, among other things:

                (i) receive reports on all operations within the Contract Area, including Joint Operations,

                (ii) design for presentation to the boards of directors of PT-FI and P.T.-RTZ appropriate actions respecting the Joint Operations,

                (iii) develop plans and make recommendations to the board of directors of PT-FI,

                (iv) monitor execution of plans approved by the board of directors of PT-FI, and

                (v) subject to the control of the board of directors of PT-FI, be involved generally in directing day-to-day operations of the business of PT-FI,

                but will not determine policies, objectives, procedures, methods and actions for incurring
Exploration Costs, which will continue to be determined by the relevant Exploration Committee.

                The Operating Committee will have three members, comprising the Chief Operating Officer of PT-FI as Chairman, the General Manager (Mining Operations) of
PT-FI and one member appointed by P.T.-RTZ. Each of PT-FI and P.T.-RTZ may appoint one or more alternates to act in the absence of the regular member appointed by it. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by written notice to the other Committee members.

        8.3 Other Committees A special Tax Committee will be established to administer the provisions of Clause
16.13 of this Agreement. Other committees may be established as required on which PT-FI shall be entitled to have majority representation provided that, on any committee established in respect of a Sole Risk Programme undertaken by P.T.-RTZ, P.T.-RTZ shall be entitled to have majority representation and that PT-FI and P.T.-RTZ shall be entitled to have equal representation on the special Tax Committee.


- -31-

        8.4 Quorum At any Committee meetings, a quorum will exist if a representative of each Participant is present at the meeting. If at the time a meeting is convened, a quorum is not present, the meeting may, upon notice to the parties entitled to be represented at the meeting, be adjourned to a date no sooner than twenty nor later than thirty days following such originally scheduled meeting. Those members who attend the rescheduled meeting shall be deemed to constitute a quorum and may adopt any resolutions or take any other action not inconsistent with the provisions of this Agreement.

        8.5 Decisions Each party entitled to be represented, acting through its appointed members, shall have a vote on a Committee. Each member of a Committee shall have one vote. With respect to the approval of an Approved Expansion Project or of Programmes and
Budgets, the function of the Operating Committee will be to recommend the same for the approval of the boards of directors of, in the case of an Approved
Expansion Project, PT-FI, FCX and P.T.-RTZ and, in the case of Programmes and Budgets, PT-FI and P.T.-RTZ.
No project for Expansion shall be an Approved
Expansion Project unless and until it has been approved by the boards of directors of PT-FI, FCX and P.T.-RTZ (and each project of Expansion shall be an Approved Expansion Project if and when it has been so approved) or is otherwise an Approved Expansion
Project in accordance with Clause 10.3 and no Programme and Budget shall be an Approved Programme and Budget unless and until it has been approved by the boards of directors of PT-FI and P.T.-RTZ.
Subject to the foregoing, all decisions of each Committee shall be taken by simple majority vote of members present in person or by proxy except that all decisions relating to Approved Expansion Projects, including a decision regarding a material departure from the scope or cost of any Approved Expansion
Project, shall, subject to Clause 10.3, require the approval of representatives of both Participants.

        8.6 Meetings The Operator shall call the first meetings of the Exploration Committees within thirty days of the formation thereof. The purpose of such first meetings shall be to propose and agree the first
Programme and Budget for the remainder of that Year provided that until such a first Programme and Budget has been agreed, Exploration activities will be conducted in accordance with the Exploration programme for 1995 in existence at the date of the Implementation Agreement or, if this Agreement is executed after 31 December 1995, the then existing
Exploration programme of PT-FI which does not cover a period in excess of 12 months. Thereafter the Exploration Committees and the Operating

- -32-

Committee shall hold at least four meetings per Year, one of which shall be in December to propose the relevant Programme and Budget for the subsequent calendar year (the
"Annual Budget Meeting"). The Operator shall give thirty days' notice to the Participants of each meeting. Additionally, any Participant or the Operator may call a special meeting upon fifteen days' notice to the other Participant(s) and to the Operator if the Operator is not calling the meeting. In case of emergency, reasonable notice of a special meeting shall suffice. All meetings shall be held in a mutually agreed place, failing which in New Orleans.
Each notice of a meeting shall include an itemised agenda prepared by the Operator in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of the Participants. The Operator shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within thirty days after the meeting. The minutes, when signed by all Participants (and no signature shall be unreasonably withheld or delayed), shall be the official record of the decisions made by a Committee and shall be binding on the Participants and on the Operator. Each of the Participants shall bear its own costs of attendance at meetings of Committees. The Operator shall be entitled to be present at all meetings of a Committee unless such Committee otherwise resolves but the Operator shall not be counted in the quorum or be entitled to vote in its capacity as Operator.

        8.7     Action Without Meeting  In lieu of meetings, a
Committee may hold telephone conferences, so long as all decisions are immediately confirmed in writing and signed by all the parties entitled to be represented at meetings of that Committee, and a member appointed by each party entitled to be represented at meetings of that Committee has a reasonable opportunity to be included in any such conference.

        8.8     Close-down

                8.8.1 If either Participant shall determine that, in its best judgment, Close-down shall occur within 11 years thereafter, it shall notify the other Participant and the Operator. Within 30 days after receipt of notice of such determination, the other
Participant shall notify the first
Participant whether or not it agrees with such determination. If there is a disagreement as to such determination, the Participants shall seek to achieve a mutually agreed expected date of Close-down (an "Anticipated Close-down Date").
In the absence of such an agreement, the dispute shall be referred to the firm of independent mining consultants which has most recently

- -33-
reviewed and confirmed the reserves in the Contract Area for Form
10-K reporting purposes, whose
determination as to the Anticipated Close-down Date shall be binding on both
Participants.

                8.8.2 Within 90 days after a final determination of the Anticipated Close-down Date, the Operator shall deliver to the Participants its best estimate of the anticipated
Close-down Costs. In December of the Year in which such determination of the Anticipated Close-down Date shall have been finally determined, and in December of each of the nine subsequent Years, each Participant shall secure the payment of 10% of the Close-down Costs payable by such Participant (in accordance with the Financial and Accounting Procedures), by such methods as shall be determined by agreement of the Participants or, in the absence of agreement, by (i) the purchase of bonds with an investment rating of A
(or the then equivalent rating) or better and (ii) the delivery of such bonds to the Trustee under the Trust Agreement or such other trustee as shall be agreed by the Participants. The proceeds of such bonds or other form of security shall be made available, as required, to pay such Close-down Costs.

                8.8.3 In the case of a Sole Risk Venture, the Participant undertaking the Sole Risk
Venture shall provide for the anticipated
Close-down Costs as provided in Clauses
8.8.1 and 8.8.2, unless an alternate
method of funding Close-down Costs has
been approved by the non-Participating
Participant(s).

9.      OPERATOR

        9.1     Appointment   Except as provided in Clauses 9.5 and
12.2, PT-FI shall be the Operator for all operations under the COW or this Agreement. The Operator shall report to the Committees.

        9.2 Powers and Duties of Operator Subject to the provisions of this Agreement, the Operator shall, in addition to those powers and duties contained elsewhere in this Agreement, have the following powers and duties which shall be discharged in accordance with each Programme and Budget:

                9.2.1 The Operator shall manage, direct and control Enterprise Operations.

- -34-

                9.2.2 The Operator shall prepare and present to each member of the appropriate Committee proposed Programmes and Budgets in accordance with paragraph 10.1 of the Financial and Accounting Procedures.

                9.2.3 The Operator shall make cash calls as provided in paragraph 10.3 of the Financial and Accounting Procedures and on receipt of amounts from the Participants pursuant to paragraph 10.3 of the Financial and Accounting Procedures shall make all expenditures necessary to carry out Approved Programmes and Budgets and shall promptly advise the relevant
Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

                9.2.4 The Operator shall make distributions of cashflow as provided in this Agreement
(including the Financial and Accounting
Procedures) and should the Operator
default in making any such distributions and the default continues for 30 days after (i) (in the absence of any dispute or, in the event of a dispute, as regards the undisputed amount) notice from any Participant of non-payment or (ii) (in the event of a dispute, as to the disputed amount) final determination of such amount as provided in the Financial and Accounting Procedures, any Participant shall have the right to declare an Allocation Event (as defined in the Trust
Agreement).

                9.2.5 The Operator shall implement Approved Expansion Projects and other Expansions.

                9.2.6 The Operator shall sell on behalf of the Participants the Products derived from
Joint Operations on terms which shall be discussed with the Participants. In carrying out its obligations pursuant to Clause 9.2.6, the Operator shall conduct such hedging and other price protection activities as are authorised by each Participant. However, the costs and benefits of such price protection activities shall be specifically allocated to and borne solely by the authorising
Participant.

                9.2.7           The Operator shall:

                                (a)     purchase or otherwise acquire all
material, supplies, equipment,
water, utility and transportation
services required for operations,
such purchases and

- -35-
acquisitions to be made on such terms as the Operator shall prudently approve, taking into account all of the circumstances, including the existence of prior agreements and arrangements;

                                (b)     obtain such customary warranties and
guarantees as are available in
connection with such purchases and
acquisitions, taking into account
all of the circumstances; and

                                (c)     keep the Joint Account Assets free
and clear of all Encumbrances,
except for those existing at the
time of, or created concurrent with,
the acquisition of such Joint
Account Assets and those which are
otherwise permitted by this
Agreement, including Clause 7.2.5,
or with the consent of the
Participants.

                9.2.8 The Operator shall: (a) make or arrange for all payments required by the COW, leases, claims, grants, permits, licences, concessions, contracts and other agreements related to the Joint Account
Assets; (b) pay all Taxes, assessments and like charges on Enterprise Operations and Joint Account Assets except Taxes determined or measured by a Participant's net income subject to the provisions of Clause 14 and (c) do all other acts reasonably necessary to maintain the Joint
Account Assets and the COW.

                9.2.9 The Operator shall: (a) apply for all necessary permits, licences and approvals;
(b) comply with applicable laws and
regulations; (c) notify promptly the
relevant Committee of any allegations of substantial violation thereof; and (d) prepare and file all reports or notices required for Joint Operations. The
Operator shall not be in breach of this
provision if a violation has occurred in spite of the Operator's good faith efforts to comply, and the Operator has in a timely manner cured or disposed of such violation.

                9.2.10 The Operator shall prosecute and defend, but shall not initiate without consulting the Participants any litigation or administrative proceedings arising out of
Joint Operations. The Participants shall have the right to participate, at their own expense, in such litigation or administrative proceedings.

- -36-

                9.2.11  The Operator shall maintain for the
account of the Participants with respect to the Joint Operations such basic insurance as it shall reasonably deem to be necessary for prudent operation
(details of which it shall supply to each Participant) and, to the extent practicable, shall also make available, at the individual Participant's cost, such additional insurance, including business interruption insurance, as the individual
Participants shall desire.  The premium
for such basic insurance will be a charge to the Participation and for such additional insurance to the Participant(s) requesting the same. No other insurance shall be provided for the benefit of the Participants. However, after consultation with the other Participant, any
Participant may procure and maintain at
its cost and expense such other insurance as it shall determine and such other insurance shall be solely for the benefit of the Participant procuring the same and the premium therefor shall not be a charge to the Participation. Further, such insured Participant shall indemnify the other Participants not named as insured in such additional insurance policy against any claim of the insurer by subrogation or otherwise.

                9.2.12  Except where the Participants are
expressly permitted to Dispose of Joint
Account Assets by the terms of this
Agreement, the Operator may not Dispose of Joint Account Assets, whether by sale, assignment, abandonment or other transfer, except in the ordinary course of business.

                9.2.13 The Operator shall have the right (subject to Clause 9.6) to carry out its responsibilities hereunder through agents,
Affiliates or independent contractors.

                9.2.14 The Operator shall keep and maintain all accounting and financial records in accordance with the Financial and
Accounting Procedures.

                9.2.15  The persons employed in the Joint
Operations will not be employees of the
Participation.

                9.2.1 At all reasonable times, the Operator shall provide the relevant Committee or the representative of any Participant, upon request, access to, and the right to inspect and copy all information acquired in Joint Operations, including, but not limited to, maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records. In addition, the Operator shall allow each Participant, at its sole risk and expense, and subject to reasonable safety regulations, to inspect the

- -37-

Joint Account Assets and observe Enterprise Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Enterprise
Operations.

                9.2.17  The Operator shall undertake all other
activities reasonably necessary to fulfill the foregoing.

                The Operator shall not be in default of its duties under this Clause 9.2 if its inability to perform results from the failure of either Participant to perform acts or to contribute amounts required of it by this Agreement, but this shall not relieve any Participant which is the Operator of any liability in its capacity as a Participant.

        9.3 No Fee Except as otherwise agreed or provided for in the Financial and Accounting Procedures, the Operator shall not be entitled to any fee or other compensation for acting as Operator.

        9.4     Standard of Care  The Operator shall conduct all
Enterprise Operations (including the marketing of Products) in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with applicable laws, the terms and provisions of the COW and any leases, licences, permits, contracts and other agreements pertaining to the Joint Account
Assets. Without prejudice to the generality of the foregoing, the Operator shall maintain in good working order all material assets taken as a whole from time to time used in Enterprise Operations or Sole Risk
Ventures. The Operator shall not be liable to any Participant for any act or omission in its capacity as Participant (insofar as such act or omission relates to conduct of operations in the Contract Area) or as Operator resulting in damage or loss except to the extent caused by or attributable to its wilful misconduct or gross negligence.

        9.5 Resignation; Deemed Offer to Resign The Operator may resign upon 90 days' prior notice. In addition, the Operator shall be deemed to have resigned forthwith upon an Event of Resignation, as defined below and, as provided in the Intercreditor Agreement, P.T.-RTZ shall, if at the time of such Event of Resignation, P.T.-RTZ is an indirect or direct subsidiary of RTZ, automatically become substitute Operator with respect to the COW. Similarly, if the Operator shall resign upon 90 days' prior notice, P.T.-RTZ will become
Operator with respect to the COW if P.T.-RTZ shall at the time be a direct or indirect subsidiary of RTZ.
For the purposes of this Agreement, an Event of Resignation shall mean one of the following occurrences:

- -38-

                9.5.1 an Event of Default shall have occurred under [ N.B. Insert here details of PT-FI's bank agreement(s)] which gives the banks a right to cause PT-FI to resign as Operator and the banks have elected to exercise such right; or

                9.5.2 the Government has given PT-FI a notice of default under Article 20 of the COW and PT-FI has not within 30 days (unless the default relates to failure to make payments pursuant to Article 12 or 13 of the COW, in which event 20 days) after receipt thereof either corrected such default or obtained the withdrawal or stay of such notice, unless the question has been submitted to arbitration, in which event it shall be an Event of Resignation if PT-FI has not corrected such default within 10 days after affirmation of such default by arbitration; or

                9.5.3 FCX and its Affiliates shall cease to own at least such number of shares of the capital stock of PT-FI as shall permit FCX and its Affiliates to elect a majority of the board of directors and of the board of commissioners of PT-FI; or

                9.5.4 any person shall, except with the consent of RTZ, acquire such number of shares of the capital stock of FCX as shall permit such person to elect a majority of the board of directors of FCX; or

                9.5.5 a general meeting of shareholders of the Operator resolves that the Operator be liquidated or the Operator suffers the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within ninety days after the making thereof or such appointment is consented to, requested by or acquiesced in by it; or

                9.5.6 the Operator commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order of relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, administrator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors;
or

                9.5.7   entry is made against the Operator of a
judgment, decree or order for relief by a court of competent jurisdiction in an involuntary case commenced against the
Operator under any applicable bankruptcy,

- -39-
insolvency or other similar law of any jurisdiction now or hereafter in effect.

                [Events to be reviewed when Intercreditor Agreement finalised]

        9.6 Transactions With Affiliates If the Operator engages an Affiliate of either Participant to provide services hereunder or to perform any of the obligations of the Operator, it shall do so on terms no more favourable to the Affiliate than would be the case with an unrelated person in an arm's length transaction provided that arrangements with Affiliates consistent with the Management Services Agreement presently in existence between Freeport-McMoRan Inc. and PT-FI or between FCX and PT-FI, and substitute arrangements no more onerous to PT-FI, shall not constitute a violation of the foregoing.

10.     FEASIBILITY STUDY INTO EXPANSION

        10.1    At such time (whether before or after the Effective
Date) as a Participant is of the good faith and reasonable opinion that an economically viable project of Expansion or Development may be possible in any area of the Contract Area (the "Specified Area") (the
"Expansion Project"), such Participant (the "Proposing
Participant") may propose that a Feasibility Study be prepared to assess the economic viability of such Expansion Project. Such proposal (the "Proposal") shall be made to the Operating Committee and shall detail the information upon which the Proposing
Participant has based its opinion. The Specified Area shall be defined in terms of a three-dimensional physical description.

                Within 30 days following the Operating Committee's receipt of the Proposal, the Operating Committee shall vote whether to authorise the Operator to conduct a Feasibility Study relating to such Proposal, except that, if the Proposal relates to an Expansion Project which satisfies the criteria specified in, or agreed pursuant to, Clause 10.5 and would be the first
Approved Expansion Project, such approval shall be deemed to have been given. If the Operating Committee approves the Proposal, the Operator shall conduct a Feasibility Study relating thereto. If the Operating
Committee does not approve the Proposal, the Proposing
Participant may, at its sole risk and expense, proceed with the project as described in the Proposal as a Sole Risk Programme, to which the provisions of this Agreement relating to Sole Risk Programmes and Sole
Risk Ventures shall apply.

        10.2 Upon completion of any such Feasibility Study as is referred to in Clause 10.1 (including any initiated before the Effective Date and completed after

- -40-
the Effective Date), the Operator will deliver a copy of the results thereof to the Operating Committee and to the boards of directors of FCX, PT-FI and P.T.-RTZ respectively. Within 90 days following receipt of such results or, if the Expansion Project does not involve project financing on a joint basis and is not to be financed through the proceeds of the RTZ Loan
Agreement, then within such additional reasonable period of time, not exceeding six months, as shall be necessary for either Participant to receive assurance of necessary bank financing, the boards of directors of FCX and PT-FI, on one hand, and of P.T.-RTZ, on the other, shall either

                10.2.1 approve, and authorise the commencement of construction of, the Expansion Project in accordance with its terms;

                10.2.2  agree in principle that the Expansion
Project be carried out as Joint Operations but disagree as to scope or related
Budget; or

                10.2.3  decline to approve the Expansion Project.

        10.3 Notwithstanding any other provision of this Agreement to the contrary, for a period of ten years from the date hereof, P.T.-RTZ shall have the sole right (i) to propose as the subject of a Feasibility Study an Expansion Project which satisfies the criteria specified in, or agreed pursuant to, Clause 10.5 and which would be the first Approved Expansion Project and (ii) to determine that the Expansion Project which is the subject of such Feasibility Study shall be the first Approved Expansion Project, for which purpose the approval of the board of directors of PT-FI shall be deemed to have been given. Accordingly, whether or not the board of directors of PT-FI or the board of directors of FCX approve such Expansion Project, such Expansion Project shall, provided it is approved by the board of directors of P.T.-RTZ, be an Approved
Expansion Project for all purposes of this Agreement.

        10.4 Except in relation to the Expansion Project falling within Clause 10.3 as to which the provisions of Clause 10.3 shall apply, if the boards of directors of FCX, PT-FI and P.T.-RTZ do not agree on the scope and Budget of an Expansion Project as mentioned in Clause
10.2.2, the matter shall be left open for an additional period of 30 days to allow for further discussion. If the boards of directors shall decline to approve the Expansion Project within such 30 day period, the board of directors of the Proposing
Participant may, within a further period of 30 days thereafter by notice to the other Participant and the Operator elect, subject, in the case of PT-FI, to the limitation specified in Clause 7.5.12, to carry out such Expansion Project as a sole risk venture (a "Sole
Risk Programme") and, unless the other Participant, within a further period of 30 days after receipt of the

- -41-

Proposing Participant's notice of election, elects by written notice to the Proposing Participant and the Operator to join in such Sole Risk Programme (in which case the Expansion Project shall become part of Joint
Operations), the Proposing Participant shall have the right to carry out the Expansion Project as a Sole
Risk Venture provided that it commences work within one year after the date of its written election to carry out such Expansion Project as a Sole Risk
Venture, and provided further that, in the case of any Sole Risk Programme carried out by P.T.-RTZ, unless
P.T.-RTZ has obtained the prior written consent of PT-
FI, the Sole Risk Programme is not based to any significant degree on the accelerated mining of the 10-K Reserves.

        10.5    No project shall be capable of being the first
Approved Expansion Project unless it is a project for Expansion which is (a) based on the aggregate of (i) the 10-K Reserves and (ii) New Reserves of not less than 400,000,000 tonnes containing an average of 0.5% copper and 0.5 grammes/tonne of gold (or the economic equivalent thereof), unless FCX and P.T.-RTZ shall agree that a smaller reserve would suffice and (b) designed to result in the treatment of ore mined from the aggregate resources in Contract Area Block A
(being both the 10-K Reserves and the above-mentioned
New Reserves) at an aggregate rate in excess of 118,000 tonnes per day. In this Clause 10.5, "New
Reserves" means proved and probable ore reserves situated in Contract Area Block A which are additional to the 10-K Reserves.

11.     GREENFIELD PROJECTS AND LATER EXPANSION PROJECTS

        11.1 The Participants will plan together, in accordance with the procedures set out in Clause 10, the Development of any new Greenfield Project in Contract
Area Block A or Contract Area Block B, and any project of Expansion which is to be funded wholly without the use of the proceeds of the RTZ Loan and the related direct investment by P.T.-RTZ. The procedures outlined in Clause 10 and the Financial and Accounting
Procedures will be applicable.

        11.2 If any project referred to in Clause 11.1 is to be developed as part of Joint Operations, the financing of such project, insofar as it is not to be funded by way of the RTZ Loan and the related direct investment by P.T.-RTZ, will be either on a joint basis, in which event the financing costs will be part of the Operating Costs for purposes of the Financial and Accounting Procedures, or on an individual basis, in which event each Participant will be solely liable for its financing costs but will be entitled to determine the form which such financing will take, including, if such Participant so desires, sale and leaseback transactions so long as such transactions relate

- -42-
solely to such Participant's interest in the Joint Account Assets and do not prejudice or unduly interfere with the carrying on of Enterprise Operations or previously established Sole Risk Ventures. The costs and benefits of any such project carried on as part of Joint Operations will, subject to the above provisions of this Clause 11.2 and Clause 6.1 and the Financial and Accounting Procedures, be borne by the Participants in proportion to their respective
Participating Interests in Contract Area Block A or
Contract Area Block B, as the case may be.

        11.3 If, pursuant to the procedures set out in Clause 10, any project referred to in Clause 11.1 is not to be developed as part of Joint Operations, either
Participant may treat the project as a Sole Risk
Venture under the provisions of Clauses 10 and 12.

12.     SOLE RISK

        12.1 If a Proposing Participant shall proceed with a Sole Risk Programme and unless otherwise agreed by the Participants, for so long as the Sole Risk Programme continues or the Proposing Participant continues to conduct operations on its own account in the Specified
Area:

                12.1.1          the Specified Area shall not be
eligible for Joint Operations and the
Proposing Participant shall have the
exclusive right to carry out the Sole Risk
Programme and any subsequent work
programmes as it may think fit in the
Specified Area at its sole risk and cost and the other Participant shall, to the extent necessary and so far as it is able and without prejudice to the existing
Enterprise Operations, provide full rights of ingress, egress and regress to, from and over the Specified Area and the remainder of the Contract Area so that the Proposing Participant may exercise such right. Without prejudice to the generality of the foregoing, to the extent that the Sole Risk Venture requires the use of PT-FI Available Assets and PT-FI support services, and the use of these assets and support services does not prejudice then or later the conduct of Enterprise Operations, PT-FI will make available and charge to the Sole Risk
Venture the direct and allocable costs of providing such assets and services;

                12.1.2          the Participant which is not the
Proposing Participant shall cease to have any rights to the production of Minerals or proceeds therefrom from operations in the Specified Area provided that the rights of the Proposing Participant will relate solely to the obtaining of exclusive rights to the proved

- -43-
and probable reserves in the three-dimensional physical area of the Specified Area, as described in the Feasibility Study with respect to the project in question, to the extent such reserves constitute the basis for the project, as presented to the Participants pursuant to Clause 10, but will not thereby obtain rights with respect to any other reserves. Any further Expansion within the Specified Area, but not constituting part of the Sole Risk
Programme, will be subject to the
procedure provided in Clause 11 for
approval of Programmes, but with
protections afforded to the holder of the Sole Risk Programme which are comparable to those afforded PT-FI with respect to the 10-K Reserves and the related PT-FI
Available Assets.

        12.2 All Sole Risk Programmes shall be conducted by the Operator appointed under this Agreement, unless it declines to act as operator with respect thereto, in which event the operator with respect thereto shall be the person designated as operator by the Participant for whose account the Sole Risk Venture is being conducted, subject to the reasonable approval of PT-
FI. The Operator or other operator shall have, with respect to the Sole Risk Venture, the same powers, rights and obligations as are applicable to the Operator's activities with respect to Enterprise
Operations. In the event of any conflict between the conduct of Enterprise Operations and a Sole Risk
Programme, the Operator shall give priority to Enterprise Operations.

        12.3 Should the Operator conduct a Sole Risk Programme on behalf of a Participant which is not also the Operator, the charges provided for in the Financial and Accounting Procedures with respect to such Sole
Risk Programme shall be payable or repayable to the Operator upon demand. The Operator shall be authorised to establish such procedures as are reasonably necessary to obtain such payments from revenues otherwise payable to such Participant or to issue cash calls with respect thereto to such Participant.

        12.4 Should the board of directors of any Participant determine, in any Year, not to participate in the proposed Exploration Programme for such Year as recommended by the Exploration Committee, or if no Programme is recommended by the Committee, the board of directors of either Participant may elect, upon 30 days' notice after having submitted a proposed
Exploration Programme to the other Participant, to carry out such Programme as a Sole Risk Venture, unless within such period the other Participant elects to join in such Programme. If no such election by the other Participant is made,

- -44-

                (a) if the proposed Programme is in Contract Area Block B, the declining Participant shall not be entitled to participate in that or any subsequent Exploration Programmes or in any subsequent Development Projects in Contract Area
Block B other than any Development Projects already begun or pursuant to Exploration
Programmes and subsequent Development Projects based on Feasibility Studies which have theretofore been approved [NB This will also apply in relation to the Eastern Minerals Area]

                (b) if the proposed Programme is in Contract Area Block A, the absence of any such election by the other Participant shall not affect that other
Participant's rights to participate in any subsequent Exploration Programmes or in any subsequent Development Projects except that if the Participant which carries out the Programme as a Sole Risk Programme subsequently puts forward a proposal for Development based on such Sole Risk Programme, the other Participant shall not, in reaching a decision whether or not to participate in such Development Project, be entitled to see or use any data relating to such Exploration Sole Risk Programme.

13.     PROGRAMMES AND BUDGETS

        Joint Operations shall be conducted, expenses shall be incurred and Joint Account Assets shall be acquired pursuant only to Approved Programmes and Budgets. The Financial and Accounting Procedures contains, among other things, provisions concerning the preparation, review and approval of Programmes and Budgets.

14.     TAXATION IN INDONESIA

        It is the intention of the Participants that each of the Participants should be liable for Indonesian Taxes on income separately according to its participation in Joint
Operations and any of its Sole Risk Ventures (and with respect to PT-FI, its interest in the 10-K Reserves and the other Enterprise Operations). Each Participant shall be directly responsible for and shall directly pay all such Taxes applicable to such Participant in Indonesia.

        Each Participant shall individually and timely file its own Indonesian Tax returns with the relevant authorities and independently file pertinent claims and recover Tax credits to the extent permitted by applicable law. Each Participant shall provide to the other promptly all such information reasonably requested by the other to enable such other to comply with its obligations under this Clause 14.

        Failure by a Participant to make any payment of Indonesian Income Tax which is due and payable by the Participant and which would result in a default under the

- -45-

COW shall entitle the Operator after 3 business days' notice to the Participant to make the required payment on behalf of the Participant and withhold such amount from sums otherwise due to such Participant under this Agreement.

15.     TRANSFER OF PARTICIPATING INTERESTS

        15.1 General Subject to the provisions of this Clause 15, a Participant shall have the right to transfer, grant, assign, and otherwise commit or dispose (all such rights to be referred to as "transfer" in this Clause
15) to any third party all or any part of its Participating Interest.

        15.2 Limitations on Free Transferability The transfer right of a Participant in Clause 15.1 shall be subject to the following terms and conditions:-

                15.2.1  no transferee of all or part of its
Participating Interest shall have the
rights of a Participant unless and until the transferring Participant has provided to the other Participants notice of the transfer, and the transferee, as of the effective date of the transfer, has committed in writing to be bound by this Agreement to the same extent and nature as the transferring Participant;

                15.2.2  no transfer permitted by this Clause 15
shall relieve the transferring Participant of its share of any Liability, whether accruing before or after such transfer, which arises out of Joint Operations conducted after the Effective Date and prior to such transfer;

                15.2.3  the transferring Participant and the
transferee shall indemnify the other
Participant against all adverse tax
consequences of the transfer;

                15.2.4 no transfer shall be made of less than a 10% Participating Interest (unless it is the balance of the transferor's
Participating Interest) and no such
transfer shall result in the transferring
Participant retaining less than a 10%
Participating Interest provided that a
Participant will be entitled, in
connection with the financing of a Sole
Risk Programme or an Approved Programme
and Budget, subject to the other sub-
clauses of this Clause 15.2, to transfer a partial interest of less than a 10%
Participating Interest, or a partial
interest that relates only to a specific geographic area, so long as such transfer and such financing do not materially and adversely affect any Joint Operations;

                15.2.5  no transfer shall be made to a person
which is bankrupt, insolvent, liable to be wound up, which is not of good financial standing or

- -46-
which is otherwise objectionable on reasonable grounds from the viewpoint of the interests of the Participation;

                15.2.6 such transfer shall be subject to a first offer right in favour of the other
Participant as provided in Clause 15.3;

                15.2.7 such transfer shall in no case affect the rights of the non-transferring Participant under the COW;

                15.2.8 such transfer shall include the right to receive revenues from Enterprise
Operations to the extent enjoyed by the
transferor, but shall not include the
right to participate in any Committees
described in Clause 8 of this Agreement or in Clause 2 of the Implementation
Agreement or to be an Operator as
described in Clause 10 of this Agreement, unless the non-transferring Participants consent to the transfer of the right in question, which consent may be withheld for any reason; and

                15.2.9  such transfer shall be subject to prior
Government approval.

                In addition, until the RTZ Loan has been repaid in full, no transferee of the whole or any part of PT-
FI's Participating Interest in Contract Area Block A shall have the rights of a Participant unless and until it has committed in writing to be bound by the repayment provisions of the RTZ Loan Agreement to the extent of the Participating Interest transferred.

        15.3 First Offer Right Except as otherwise provided in Clause 15.4, if a Participant desires to transfer all or any part of its Participating Interest, including an interest therein that relates only to a specific geographic area, it shall first offer to sell such part to the other Participant on terms to be agreed.
The Participants shall thereupon use all reasonable endeavours to agree the terms of the sale. If despite using all such reasonable endeavours, the Participants fail to agree on the terms of the sale within a period of 60 days after the date of the offer referred to in this Clause 15.3, the Participant desiring to sell shall have the right for the period of 180 days following the expiry of such 60 day period to sell such part of its Participating Interest to a third party. If the Participant desiring to sell shall fail to consummate such a sale to any third party within 180 days after such Participant shall become entitled hereunder to sell to such third party, no sale or transfer may thereafter be made by such Participant without again complying with the provisions of this Clause 15.3.

        15.4 Exceptions to First Offer Right Clause 15.3 shall not apply to the following transfers:-

- -47-

                15.4.1  transfer by a Participant of all or any
part of its interest in this Agreement or any Participating Interest to an
Affiliate;

                15.4.2  corporate merger, consolidation,
amalgamation or reorganisation of a
Participant for the purposes of a
financial reconstruction;

                15.4.3  transfers among Participants which are
expressly required or permitted by the
provisions of this Agreement.

16.     GENERAL PROVISIONS

        16.1 Notices All notices, payments and other required communications hereunder ("Notice") between the parties shall be in writing and shall be addressed, respectively, as follows: All Notices shall be given
(a) by personal delivery to each of the other parties, or (b) by electronic communication, with a confirmation sent by registered or certified mail, return receipt requested. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery and (ii) if by electronic communication on the date of receipt of the electronic communication. A party may change its address from time to time by Notice to the other parties.

If to PT-FI:          [_________________________________
                      __________________________________
                      __________________________________
                      __________________________________
                      Attention:
                      _________________________________]

If to P.T.-RTZ:       [_________________________________
                      __________________________________
                      __________________________________
                      __________________________________
                      Attention:   The Company Secretary
                      _________________________________]

        16.2 Waiver The failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the party's right thereafter to enforce any provision or exercise any right.

        16.3 Modification No modification or amendment of this Agreement shall be valid unless made in writing and duly signed by all the parties. If, in the

- -48-
event of experience gained through the operation of this Agreement, the parties agree that application of any of its provisions results in a material inequity to
(a) party(ies), then the parties agree that they will meet to discuss possible changes in such provision(s) proposed by one or more parties as a means of obviating such inequity.

        16.4    Force Majeure

                16.4.1  The obligations of a Participant, other
than the payment of money provided
hereunder, shall be suspended and any
period of time mentioned in this Agreement shall be extended to the extent and for the period that performance or the ability of one or both of the Participants to exercise rights or carry out obligations or otherwise act as permitted by or in accordance with this Agreement is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the Participant to grant); acts of God;
laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private exploration or exploitation, right, licence, permit or concession;
curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion;
fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts supplies, services or equipment or by contractors or sub-contractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities, or services; accidents; breakdown of equipment, machinery or facilities; or any other cause, whether similar or dissimilar to the foregoing. The affected
Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible. During the period of suspension, the obligations of the
Participants to advance funds pursuant to paragraph 10.3 of the Financial and Accounting Procedures shall be reduced to levels consistent with the Joint
Operations which are capable of being
carried on in the circumstances.

- -49-

                16.4.2  Should any of the causes referred to in
Clause 16.4.1 result in the actual
production of Products from Enterprise
Operations (other than Greenfield
Projects) in Contract Area Block A in any
Year (the "Actual Production") falling
short of the planned production of such
Products for the Year as shown in the then current programme and budget (which, in the case of Joint Operations, shall be the Approved Programme and Budget) for that Year (the "Planned Production") , the
Product Schedule shall be amended as
follows:

                        (i) The scheduled production of Products for the Year in question as shown in the Product Schedule shall be reduced in accordance with the following formula:
    A
D = - x C
    B
where D is the revised scheduled production for the Year in question, A is the Actual Production, B is the Planned Production and C is the scheduled production of Products for that Year as shown in the Product Schedule prior to the occurrence of the cause and the production which is D shall be substituted in the Product Schedule as the scheduled production of Products for the Year in question.

                        (ii) The shortfall in production being C - D (as defined in (i) above) shall be added to the final Year of production as shown by the Product Schedule prior to the occurrence of the cause or causes. If, in the final Year, the scheduled production as so revised would exceed the production which would result from a daily rate of 118,000 tonnes per day, the excess shall be carried forward to the subsequent Year
(and the Cut-off Date shall be extended
accordingly) and appropriate adjustments made to the production of recovered metal for that Year.

        16.5    Governing Law

                16.5.1  This Agreement shall be governed by and
construed in accordance with the laws of the State of New York.

                16.5.2  Each of the parties irrevocably agrees
that any suit, action or proceedings
(together in this Clause 16.5 referred to as "Proceedings") arising out of or in connection with this Agreement shall be brought in any United States Federal or New York State court sitting in the borough of Manhattan, City of New York and, except for the purposes of or Proceedings regarding enforcement, which may take place in any relevant jurisdiction, submits to the exclusive jurisdiction of the courts in such borough.

- -50-

                16.5.3 Each of the parties irrevocably waives any objection which it may have now or hereafter to the laying of venue of any Proceedings in any such court as is referred to in this Clause 16.5 and any claim that any such Proceedings have been brought in an inconvenient forum. Each of the parties hereby to the fullest extent permitted by law waives any right it may have to have any Proceedings take the form of a trial by jury.

                16.5.4  Each of the parties hereby irrevocably
designates, appoints and empowers, in the case of the United States Federal Courts in New York and the New York State courts,
CT Corporation System, having offices at the date hereof at 1633 Broadway, New
York, N.Y. 10019, U.S.A. to receive, for and on behalf of itself, service of process in such jurisdictions in any legal action or proceedings with respect to this Agreement or any judgment in connection herewith and agrees that failure by such process agent to give notice of such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon.

        16.6 Penalties It is agreed between the parties that, while the percentage and rate set out in Clause
6.3.2.3 and paragraph 10.3.3 of the Financial and Accounting Procedures are considered fair and reasonable and a genuine pre-estimate of the loss to the non-Defaulting Participants, if it should be found that either of such percentage and rate be unenforceable as going beyond what is fair and reasonable or a genuine pre-estimate in the circumstances and if by substituting a different percentage or rate for the percentage or rate set out in Clause 6.3.2.3 or paragraph 10.3.3 of the Financial and Accounting Procedures it would be enforceable, then there shall be substituted such next high percentage or rate as shall render Clause 6.3.2.3 or paragraph 10.3.3 of the Financial and Accounting
Procedures valid and enforceable.

        16.7 Rule Against Perpetuities Any right or option to acquire any interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within twenty-one years less one day after the death of the last known descendent of Queen Victoria alive on the Effective Date.

        16.8 Further Assurances Each of the Participants agrees that it shall take from time to time such actions and sign or execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.
- -51-

        16.9 Confidentiality and Public Statements Except as otherwise provided in this Clause 16.9, the terms and conditions of this Agreement, and all data, reports, records and other information of any kind whatsoever developed or acquired by any Participant in connection with this Participation, shall be treated by the Participants as confidential (hereinafter called
"Confidential Information"), and no Participant shall reveal or otherwise disclose such Confidential
Information to third parties without the prior written consent of the other Participant(s). The foregoing restrictions shall not apply to the disclosure of Confidential Information pursuant to the terms of the COW or the request of the Government, the laws, rules and regulations administered by the Securities &
Exchange Commission or the rules of any stock or securities exchange on which the shares or stock of either of the Participants or any of its Affiliates may from time to time be listed or to any Affiliate
(other than CRA Limited and any of its subsidiaries unless and until CRA Limited becomes a subsidiary of
RTZ), to any public or private financing agency or institution, to any contractors or subcontractors which the Participants may engage and to employees and consultants of the Participants or to any third party to which a Participant contemplates the transfer, sale, assignment, encumbrance or other disposition of all or part of its Participating Interest pursuant to Clause 16; provided that in any such case only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed, and the person or company to whom disclosure is made shall first undertake in writing to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Clause 16.9. In addition, (a) the foregoing restrictions shall not apply to Confidential
Information which otherwise comes into the public domain and (b) notwithstanding anything to the contrary in this Clause 16.9, each Participant is permitted to use and disclose data arising from the Participation in its annual audited financial statements and notes thereto.

                In the event that a Participant is required to disclose Confidential Information to any government and appropriate agencies and departments thereof, to the extent required by law or in response to a legitimate request for such Confidential Information, the Participant so required shall immediately and prior to any disclosure notify the other Participants hereto of such requirement and the terms thereof prior to such submission.

                The provisions of this Clause 16.9 shall apply during the term of this Agreement and shall continue to apply to any Participant which forfeits, surrenders, assigns, transfers or otherwise disposes of its Participating Interest for one year following the date of such occurrence.

- -52-

                Except as may be required by applicable law or any listing agreement with any national securities exchange or the rules of any stock exchange on which the shares or stock of either of the Participants or any of its Affiliates may from time to time be listed, no party to this Agreement shall issue any press release or make any public announcement or public disclosure with regard to the Participation or its financial performance or condition, including
Confidential and non-Confidential Information, unless either (i) a draft of the proposed press release has been provided to the other party hereto at least twenty-four hours prior to its proposed release in order to permit such party to comment thereon or (ii) such press release or other public statement contains factual information (or discussion or analysis of or comment based upon such factual information) previously provided to such party by the other party provided that neither will present projections or forward-looking information that is attributed to the other party or any of its Affiliates without the prior written consent of the other party.

        16.10   Entire Agreement; Successors and Assigns  This
Agreement, together with the Implementation
Agreement and the other documents referred to therein, contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties.

        16.11 Severability If part of this Agreement is rendered illegal, invalid or unenforceable under applicable law, the remaining clauses of this Agreement shall continue in force.

        16.12 Indonesian Law Waiver Each of the Participants waives those provisions of Article 1266 of the Civil
Code of the Republic of Indonesia (if and to the extent that, notwithstanding Clause 16.5, that
Article is applicable to this Agreement) which would otherwise require the order of a court as a precondition to termination of this Agreement.

        16.13   Tax Covenant

                In recognition of the fact that the Participants and the transactions contemplated by this Agreement may be affected adversely over the life of the Chargeable
Operations, by the interaction of the laws relating to Taxes under multiple taxing jurisdictions, the Participants agree that they will cooperate with a view to minimizing the adverse tax impact of the various jurisdictions on the Participants to the extent such can be accomplished without material adverse affect on the conduct of the Chargeable
Operations and the other Participant.  The
Participants will consult and

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

work together to ensure that neither party takes any action which prejudices the Tax position of the other. The
Participants hereby agree that each will endeavour to make such adjustments in the way in which Chargeable
Operations are conducted, or in the terms of this Agreement, or in their other relationships, as may be reasonably requested by the other Participant to avoid or minimize any adverse tax impact on such Participant while taking into account any adverse tax or operational impact on Chargeable Operations and on the other Participant.

IN WITNESS WHEREOF the authorised representatives of the parties hereto have signed this Agreement as of the date first above written.

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

        SCHEDULE 1

        Privatisation Agreements

1. Joint Venture Agreement dated as of March 11, 1993 between P.T. ALatieF Nusakarya Corporation ("ANC") and PT-FI (the
"ALatief J.V. Agreement").

        The ALatief J.V. Agreement provides for the sale and purchase of US$270 million of infrastructure assets consisting primarily of warehouses, a hotel, housing (single and multi-family and dormitories), and food service, medical, retail and recreational facilities by the end of 1995.

        Master Services Agreement, dated December 15, 1993 between Alatief Freeport Infrastructure Corporation ("AFIC") and PT-
FI regarding the operation and management of certain non-mining infrastructure assets for the benefit of PT-FI, as amended April 15, 1994 and April 19, 1994.

        Master Services Agreement, dated August 11, 1994, between
AFIC and PT-FI regarding the operation and management of certain non-mining infrastructure assets for the benefit of PT-FI.

        Master Services Agreement, dated August 11, 1994 between
Alatief Freeport Hotel Corporation ("AFHC") and PT-FI regarding the provision of hotel management services for the Sheraton Inn at Timika.

        Management Contract, dated October 28, 1993 between PT-FI and Indo-Pacific Sheraton Limited regarding the management of the Sheraton Inn at Timika which was assigned by Indo-
Pacific Sheraton Limited to Sheraton Overseas Management
Corporation on October 28, 1993.  By Assignment, dated
August 11, 1994 PT-FI assigned its rights and obligations under such Contract and other hotel privatisation agreements to AFHC.

        As of April 1995, transactions involving the sale of approximately US$198 million of infrastructure assets have been closed with P.T. ALatief Freeport Infrastructure Company ("AFIC") purchasing approximately US$156 million and P.T. ALatief Freeport Hotel Company ("AFHC") purchasing US$42 million. AFIC and AFHC are each owned 2/3rds by ANC and 1/3rd by PT-FI.

        ANC and PT-FI are currently discussing amending the ALatief J.V. Agreement to add additional infrastructure assets, thereby increasing the total amount of the infrastructure sales provided for in the ALatief J.V. Agreement to approximately US$350-450 million, and to restructure financing for the transaction on more favourable terms.

- -55-

2. Asset Purchase Agreement dated as of December 26, 1994 between P.T. Puncakjaya Power ("PTPJP") and PT-FI (the
"Asset Purchase Agreement").

        The Asset Purchase Agreement provides for the sale and purchase of US$215 million of infrastructure assets consisting primarily of electric power generation and transmission facilities by the end of 1995.

        Power Sales Agreement, dated as of December 27, 1994 between P.T. Puncakjaya Power ("Seller") and P.T. Freeport Indonesia
Company ("Buyer") providing for Seller to make available, sell and deliver to Buyer and to certain designees of Buyer, and for Buyer to purchase from Seller, certain electric capacity and electricity.

        Operation, Maintenance and Management Agreement, dated and effective as of January 30, 1995, between P.T. Puncakjaya
Power ("Owner") and P.T. Nusantara Power Services
("Operator") providing for Operator to furnish certain services to Owner on a cost reimburable basis for the operation, maintenance and management of the Mill Site
Facility, the Timika Facility, the New Town Facility, the
Milepost 38/39 Facility and the Port Site Facility.

        As of April 1995, transactions involving the sale of US$100 million of infrastructure assets had been closed.

3. Purchase and Sale Agreement dated as of March 22, 1995 between ANC, P&O Singapore Pte. Ltd., P.T. ALatief P&O Port
Development Company and PT-FI (the "Purchase and Sale"
Agreement").

        Master Services Agreement, dated March 22, 1995 between P.T. Alatief P & O Port Development Company ("PTAPPDC") and PT-FI regarding the operation and management of the port, marine and logistics assets by PTAPPDC for the benefit of PT-FI.

        The Purchase and Sale Agreement provides for the purchase and sale of US$100 million of infrastructure assets consisting primarily of tugboats, motorised barges, wharfs and warehouses, cranes and other cargo handling equipment, concentrate drying equipment, heavy trucks and maintenance facilities. This transaction was closed on March 22, 1995.

4.      Joint Venture Agreement dated as of March 18, 1994 among
P.T. Airfast Indonesia, P.T. Giga Haksa and PT-FI (the
"Aviation J.V. Agreement").

        The Aviation J.V. Agreement provides for the sale and purchase of approximately US$48 million of infrastructure assets consisting primarily of aircraft and helicopters, spare parts and aviation support facilities by the end of 1995.
- -56-

        The transaction is expected to close in 1995.

5. PT-FI is currently negotiating with an Indonesian company concerning the sale and purchase of infrastructure assets constituting essentially all of PT-FI's potable water treatment and distribution facilities and sewerage treatment and collection facilities. PT-FI expects to enter into agreements resulting in the closing of a sale of such assets in 1995 or 1996.

6. PT-FI is currently negotiating with an Indonesian company concerning the sale and purchase of infrastructure assets constituting essentially all of PT-FI's solid waste treatment, storage and disposal facilities. PT-FI expects to enter into agreements resulting in the closing of a sale of such assets in 1995 or 1996.

7. PT-FI is currently negotiating with certain Indonesian companies concerning the sale and purchase of infrastructure assets constituting a steel fabrication shop and industrial gases plant. PT-FI expects to enter into agreements resulting in the closing of a sale of such assets in 1995 or 1996.

8. PT-FI has filed, and expects to shortly receive approval for the formation of a service company tentatively named Mining
Services Company International ("MSCI"). It is expected that in 1995 or 1996 MSCI will enter into agreements for the provision of certain mining related services to PT-FI, PT-
IRJA, other related companies, and potentially third parties. It is not anticipated that any significant amount of assets will be transferred to the MSCI, although PT-FI personnel may be transferred to MSCI.


- -57-

        SCHEDULE 2

        Deed of Assignment of Interest in COW

        ASSIGNMENT OF INTEREST

THIS AGREEMENT is made the               day of               1995
between PT Freeport Indonesia Company, a corporation organised and existing under the laws of Indonesia (hereinafter referred to as the "Assignor") and PT-RTZ, a corporation organised and existing under the laws of Indonesia (hereinafter referred to as the "Assignee").

WHEREAS, the Assignor has a 100% undivided ownership interest in and to the Contract of Work made 30 December 1991 between the Minister of Mines and Energy of the Republic of Indonesia, acting for and on behalf of the Government of the Republic of Indonesia, and the Assignor (hereinafter referred to as the "Contract of Work");

AND WHEREAS, under the terms of the Contract of Work the Assignor is now conducting certain development, mining and processing activities in the Contract Area Block A (as defined in the Contract of Work) and is implementing a plan for expansion of the capacity of its facilities for treatment of ore mined from Contract Area Block A to a design rate of 118,000 metric tonnes per day (hereinafter, together with all assets and rights reserved to PT-FI pursuant to the terms of the Participation Agreement, referred to as the "Existing Project");

AND WHEREAS under the terms of a Participation Agreement made
[                   ] between the Assignor and the Assignee
(hereinafter called the "Participation Agreement") the Assignee is entitled at this time to an assignment of a 40% undivided ownership interest in and to the Contract of Work subject to the rights and obligations of the parties in relation to the Existing Project, as set out in the Participation Agreement.

NOW, THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set out, the Parties hereto agree as follows:

1. The Assignor does hereby assign, set over, transfer and convey unto the Assignee a 40% undivided ownership interest in and to the Contract of Work and all benefit and advantage derived or to be derived therefrom (subject to the rights and obligations of the parties in relation to the Existing Project as set out in the Participation Agreement)
(hereinafter called the "Assigned Interest") to have and to hold the same unto the Assignee on the terms, conditions and obligations contained in the Contract of Work insofar as they relate to the Assigned Interest.

- -58-

This Assignment is subject to all terms and conditions of the Participation Agreement.

2. The Assignee hereby accepts the assignment of the Assigned Interest and covenants and agrees that it shall, at all times hereafter be bound by, observe and perform all of the provisions of the Contract of Work to be observed and performed by the Assignor, insofar as they relate to the Assigned Interest, to the same extent as if the Assignee had been a party thereto in the place and stead of the Assignor in respect of the Assigned Interest.

3. PTFIC shall remain responsible to the Government of the Republic of Indonesia for the conduct of all operations under the Contract of Work and for all communications with the Government of the Republic of Indonesia under the Contract of Work on behalf of itself and PT-RTZ.

4. The undivided ownership interest in and to the Contract of Work as at the Effective Date after giving effect to the assignment of the Assigned Interest and subject to the rights and obligations of the parties in relation to the Existing Project as set out in the Participation Agreement shall be as follows:

(i)   PT Freeport Indonesia Company           60%

(ii)  PT-RTZ                                  40%

5. Each of the Assignor and the Assignee covenants and agrees with the other of them that at the request [and cost] of the other it will execute such further assurances and do all such further acts as may reasonably required for the purpose of vesting the Assigned Interest in the Assignee.

6.      The address of the Assignee for notices shall be:

        [                         ]

7. This Assignment shall enure to the benefit of and be binding on the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the Parties have executed this Assignment on the date first stated above.

PT FREEPORT INDONESIA COMPANY

By:   ...........................................................
Title:   President Director/Attorney-in-fact

- -59-

PT-RTZ

By:   ...........................................................
Title:   President Director/Attorney-in-fact


- -60-

        SCHEDULE 3

        Exceptions to  Representations and Warranties

A.      PT-FI
        4.1.2

        None.

        4.2.9 and 4.2.10

        1. Assignment of the Contract of Work pursuant to the Trust Agreement dated as of May 15, 1970, as amended and restated, between PT-FI and First Trust, National
Association (successor to Morgan Guaranty Trust
Company of New York).

        2. Assignment to Privatisation counterparties specified in Schedule 1 of rights to use, occupy and construct facilities on certain parcels of land on which infrastructure assets are situated which have been sold by PT-FI to such entities, and rights to pass over other land as reasonably necessary to gain ingress and egress to such parcels.

B.      P.T.-RTZ


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

P.T. FREEPORT INDONESIA COMPANY


By    :    _____________________________________

Its   :    _____________________________________



[P.T.-RTZ]

By    :    _____________________________________

Its   :    _____________________________________




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

        ANNEX A
        Product Schedule


                 Recovered Metal in Concentrate
Year    Cu (mil. lbs)    Au (000 oz.)    Ag (000 oz.)
1995       1,029            1,318           2,872
1996       1,085            1,379           2,828
1997       1,140            1,791           2,969
1998       1,033            1,365           3,275
1999       1,165            1,503           3,822
2000       1,069            1,262           4,103
2001       1,132            1,397           3,943
2002       1,090            1,375           3,795
2003       1,082            1,610           4,045
2004       1,052            1,657           3,703
2005       1,082            1,695           3,730
2006       1,099            1,653           3,934
2007       1,099            1,631           4,045
2008       1,110            1,614           4,158
2009       1,107            1,589           4,203
2010       1,099            1,567           4,296
2011       1,049            1,269           4,138
2012       1,035            1,283           4,010
2013       1,066            1,471           4,268
2014       1,066            1,461           4,277
2015       1,057            1,493           4,156
2016       1,044            1,529           3,768
2017       1,008            1,589           3,359
2018       1,008            1,589           3,359
2019       1,024            1,589           3,396
2020       1,027            1,593           3,405
2021         219              344             716
TOTAL     28,076           39,616          98,573


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

        ANNEX B

        Financial and Accounting Procedures

1.      Accounting Definitions

        Terms which are not defined in this Annex shall have the meaning ascribed to them in the Agreement of which this Annex B is a part.

        1.1 Definitions Applicable to Contract Area Block A and Contract Area Block B

                A. "AFE" means an authorisation for expenditures in relation to a capital expenditure project.

                B. "Capital Costs" means all expenditures incurred in connection with or allocable to a capital project including fully loaded labour, materials, equipment and contractors' costs, engineering, procurement, including freight costs and handling, construction and management costs, allocated owners' cost, infrastructure and logistic support, support costs, Taxes other than those imposed on net income of the Participants, general and administrative costs, land acquisition and preparation costs (if any), legal and regulatory costs, pre-stripping and pre-production costs, initial fill, spares and consumables, capitalised finance costs, and any associated working capital, but excluding depreciation, non-cash charges, interest (other than capitalised finance costs), payments in the nature of principal and interest under Privatisation Agreements, and accounting provisions and reserves.

                        Capital Costs shall not include any Exploration
Costs.

                C. "Chargeable Operations" means operations, including support activities, related to Mining and Processing of Minerals and marketing and delivery of Products produced from the Contract
Area and excluding (i) any operations or activities of PT-FI not related to or associated with the Contract Area and (ii) any operations or activities of parties subject to the Privatisation Agreements to the extent that they are operations or activities of third parties unconnected with Enterprise Operations.

                D. "Close-down Costs" means all costs incurred in or allocable to Close-down, including without limitation, rehabilitation of the

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

environment, the removal of buildings, equipment, infrastructure and other tangible property, costs incurred in terminating equipment, supply, service and employment contracts, and costs incurred in terminating and surrendering the COW. Close-down Costs shall include all such costs incurred within the period ten Years prior to the Anticipated Close-down Date and prior to such date all such costs shall be treated as Operating Costs.

                E. "Development" means all preparation for the removal and recovery of Products, including the construction or installation of a mine or heap leach facilities, ore and waste handling facilities, mining equipment, or any other improvement to be used for Mining, handling, transportation or milling of Minerals or other processing or marketing of Products, including infrastructure and logistic support facilities associated therewith. It is acknowledged that certain expenditures may involve activities that relate to both Exploration and Development. In such cases, the primary purpose of the activity related to such expenditure shall govern its classification as Exploration or Development.

                F. "Eastern Minerals COW" means the contract of work dated 15 August 1994 made between the Government and P.T. IRJA Eastern Minerals
Corporation with respect to the Contract Area as therein defined.

                G. "Exploration" means all activities, excluding Development and Mining, directed towards ascertaining or appraising the existence, location, quantity, quality or commercial value of deposits of Minerals (other than the 10-K
Reserves) and the feasibility of Development or Mining in relation to those deposits. It is acknowledged that certain expenditures may involve activities that relate to both
Exploration and Development. In such cases, the primary purpose of the activity related to such expenditure shall govern its classification as Exploration or Development.

                H. "Exploration Costs" means all labour, supplies, equipment, contract costs and other costs directly attributable or allocable to
Exploration including fully loaded labour, logistical support costs, facility and other miscellaneous costs required to support these activities.

                I.      "Operating Costs" means the aggregate of:

                        (a)     expenditure, adjusted for changes in
inventory, that is either directly
incurred or allocable to Chargeable
Operations,

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

including but not limited to production, maintenance and repair costs, logistical support and freight and handling costs, infrastructure and support facility costs (including similar expenditures under Privatisation
Agreements), Taxes (other than those
imposed on net income of the
Participants), and general and
administrative costs of the kind
identified in PT-FI's annual financial
statements for the period ended 31
December 1994 under the heading "General and Administrative Costs", but excluding depreciation, non-cash charges, interest, payments in the nature of principal and interest under Privatisation Agreements, and accounting provisions and reserves;

                        (b) Replacement Capital Costs in carrying out Chargeable Operations (including such expenditures under Privatisation
Agreements); and

                        (c) the cash element of specific accounting provisions incurred in the normal course of business in conducting Chargeable
Operations .

                        Exploration Costs, Taxes on net income of the Participants, and financing costs in connection with any financing arrangement entered into separately by a Participant (including without limitation, payments in the nature of principal and interest under Privatisation Agreements undertaken separately) shall not be treated as Operating Costs incurred in carrying out
Chargeable Operations.  Financing costs
(including without limitation, payments in the nature of principal and interest under Privatisation Agreements) in connection with any financing arrangement entered into jointly by the Participants shall be included in Operating
Costs.

                J. "Replacement Capital Costs" means Capital Costs incurred other than for Expansion, a Greenfield
Project or a Sole Risk Venture.

                K. "Sales Revenues" means the value of Products sold based on actual prices realised (or which would have been realised but for any hedging and other price protection activities), net of smelting and refining charges, royalties and other selling expenses.

- -66-

        1.2     Definitions Applicable to Approved Expansion Projects
Only

                A. "Expansion Share of Costs" in any Year means that proportion of the Operating Costs in respect of Contract Area Block A in that Year which is represented by a fraction the numerator of which is the Incremental Expansion Revenues for that Year and the denominator of which is Total Sales Revenues from Contract Area Block A in that Year, and in any Year where Incremental
Expansion Revenues is nil or deemed to be nil, "Expansion Share of Costs" shall be nil or be deemed to be nil.

                        Operating Costs and Sales Revenues from
Greenfield Projects and Sole Risk Ventures shall be excluded from this calculation.

                B. "Incremental Expansion Cashflow" in any Year means Incremental Expansion Revenues in that Year less Expansion Share of Costs in that Year.

                C. "Incremental Expansion Revenues" in any Year means the Sales Revenues in respect of Incremental Production sold in that Year or part thereof in which sales of Incremental Production occurred, with sales from inventory deemed to be sold on a first-in, first-out basis, and any negative value of "Incremental Expansion
Revenues" in any Year shall be deemed to be nil with respect to such period but shall be carried forward to the next Year in which there are Incremental Expansion Revenues.

                D. "Incremental Production" in any Year means the excess of:

                        (i) the actual production in that Year of Products from Contract Area Block A, including actual production resulting from
Approved Expansion Projects, but excluding actual production resulting from
Greenfield Projects and Sole Risk
Ventures; over

                        (ii) the scheduled production of Products for such Year as shown in the Product Schedule
(as such schedule may be adjusted pursuant to Clause 16.4.2 of the Agreement).

                        Production of Products from Contract Area Block A at any time prior to the Sharing Commencement
Date shall not be treated as Incremental
Production.

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

                E. "Sharing Commencement Date" means the date following the commissioning of the first
Approved Expansion Project on which the first
Sales Revenues from such project are accrued.

                F. "Total Sales Revenues" in any Year means the weighted average Sales Revenues of all Products produced from Contract Area Block A (excluding
Greenfield Projects and Sole Risk Ventures) sold in that Year.

2.      Memorandum Equity Accounts

        A separate Memorandum Equity Account will be established by the Operator for each Participant for each of Contract Area
Block A and Contract Area Block B.  Each such Memorandum
Equity Account shall be credited with such Participant's contribution to Capital Costs (other than Replacement
Capital Costs and Capital Costs for Sole Risk Ventures) attributable to such Contract Area Block. The Memorandum
Equity Account of each Participant shall be credited with such Participant's contributions to Capital Costs, regardless of how such contributions were financed by a Participant (including funding to PT-FI under the RTZ Loan), but such Memorandum Equity Accounts shall not be credited for contributions to Capital Costs financed jointly by the Participants through project financing which encumbers the interests of both Participants. Specifically:

        (A) Approved Expansion Projects up to $750,000,000. The first $750,000,000 of Capital Costs incurred pursuant to AFE's for Approved Expansion Projects shall be credited 60% to PT-FI's Memorandum Equity Account and
40% to P.T.-RTZ'S Memorandum Equity Account, with funding for PT-FI's proportionate share of such Capital Costs being provided pursuant to the RTZ Loan.

        (B) Approved Expansion Projects in Excess of $750,000,000. All Capital Costs incurred pursuant to AFE's for Approved Expansion Projects in excess of $750,000,000 shall be credited to the Memorandum Equity Account of each Participant in proportion to its contribution to such Capital Costs.

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

3.      Exploration Activities

        3.1 General Separate accounts will be maintained for Exploration Costs incurred in respect of Contract Area
Block A and Contract Area Block B and in respect of the Contract Area as defined in the Eastern Minerals
COW ("Eastern Area").

        3.2 Joint Operations Exploration Costs P.T.-RTZ will pay all Exploration Costs approved by the relevant
Exploration Committee for Exploration in Contract Area
Block A and Contract Area Block B until the
Exploration Obligation has been satisfied, including the expenditure of not less than $40,000,000 in respect of Contract Area Block A. Thereafter, the
Participants will pay all Exploration Costs in proportion to their respective Participating Interests in Contract Area Block A and Contract Area Block B.

        3.3     Exploration Costs for Sole Risk Ventures  All
Exploration Costs for a Sole Risk Venture in
Exploration shall be paid by the Participant undertaking such Sole Risk Venture.

        3.4 Statements of Exploration Costs Monthly statements of Joint Operations Exploration Costs and Sole Risk
Venture Exploration Costs will be prepared by the Operator and submitted to the Exploration Committee or the Participant undertaking the Sole Risk Venture, as appropriate, so that actual Exploration Costs may be monitored.

        3.5 Payment for Exploration Costs Exploration Costs will be included in the monthly cash calls made pursuant to paragraph 10.3 of this Annex.

4.      Feasibility Studies

        4.1 General Separate accounts will be maintained for each Feasibility Study and will be reported by the Operator to the relevant Exploration Committee or Operating
Committee, or to the Participant undertaking a Sole
Risk Venture, as appropriate.

        4.2 Joint Operations Feasibility Studies Prior to the date any AFE is approved as a result of a Feasibility
Study, the costs of the Feasibility Study shall be Exploration Costs. In the event that an AFE is approved as a result of the Feasibility Study, then from and after the date that such AFE is approved, any additional Feasibility Study costs shall be Capital
Costs of the project rather than Exploration Costs.

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

        4.3     Sole Risk Feasibility Studies  All costs of a
Feasibility Study of a Sole Risk Venture shall be paid by the Participant undertaking the Feasibility Study as a Sole Risk Venture. There shall however be no reimbursement to the non-participating Participant of previously incurred costs.

        4.4 Statements of Feasibility Study Costs Monthly statements of the costs of each Joint Operations
Feasibility Study and Sole Risk Venture Feasibility
Study will be prepared by the Operator and submitted to the relevant Exploration Committee or Operating
Committee or the Participant undertaking the Sole Risk
Venture, as appropriate, so that actual costs of Feasibility Study may be monitored.

        4.5 Payment of Feasibility Study Costs The costs of each Feasibility Study will be included as Exploration
Costs or, as appropriate, Capital Costs, in the monthly cash calls made pursuant to paragraph 10.3 of this Annex.

5.      Joint Operations in Contract Area Block A

        5.1 Pre-Expansion Period "Pre-Expansion Period" means the period commencing on the Effective Date and continuing until the date that the first Approved Expansion
Project in Contract Area Block A has been approved by the boards of directors of FCX, PT-FI, and P.T.-RTZ or, pursuant to Clause 10.3, approved by the board of directors of P.T.-RTZ.

                During the Pre-Expansion Period, all revenues from and all Capital Costs and Operating Costs in respect of Contract Area Block A are attributable 100% to PT-FI except for revenues, Capital Costs and Operating Costs in respect of Joint Operations Greenfield Projects (as to which paragraphs 5.4 and 6 of this Annex shall apply) and Sole Risk Ventures undertaken by P.T.-RTZ, if any (as to which, subject to any express provision to the contrary in this Annex or the Agreement, P.T.-
RTZ shall be entitled to all revenues attributable).

        5.2     Development Period

                5.2.1 "Development Period" means the period commencing with the date that the first Approved
Expansion Project in Contract Area Block A has been approved by the boards of directors of FCX, PT-FI and P.T.-RTZ or, pursuant to Clause 10.3, approved by the board of directors of P.T.-RTZ and continuing until the Sharing Commencement
Date.

                        During the Development Period, all revenues from Contract Area Block A are attributable 100% to
PT-FI except for revenues in

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

respect of Joint Operations Greenfield Projects (as to which paragraphs 5.4 and 6 of this Annex shall apply) and Sole Risk Ventures undertaken by P.T.-RTZ, if any (as to which, subject to any express provision to the contrary in this Annex or the Agreement, P.T.-RTZ shall be entitled to all revenues attributable).

                        During the Development Period, all Capital Costs and all Operating Costs in respect of Contract
Area Block A are attributable 100% to PT-FI except for:

                        (i) all Capital Costs attributable to Approved Expansion Projects, as to which the provisions of 5.2.2 of this Annex shall apply

                        (ii) all Capital Costs and Operating Costs attributable to or in respect of Joint
Operations Greenfield Projects as to which the provisions of paragraphs 5.4 and 6 of this Annex shall apply

                        (iii) all costs of Sole Risk Ventures undertaken by P.T.-RTZ, all of which shall, subject to any express provision to the contrary in this Annex or the Agreement, belong to and be borne by P.T.-RTZ.

                5.2.2   Approved Expansion Projects

                        5.2.2.1 General  For each Approved Expansion
Project, an AFE will be prepared
detailing budgeted expenditures of
Capital Costs anticipated to be
incurred.  Separate accounts will be
maintained for each AFE.

                        5.2.2.2 Allocation of Approved Expansion
Project Development Costs

                                        (a)     Approved Expansion Projects up
to $750,000,000  Until such
time as aggregate Capital
Costs for Approved Expansion
Projects reach $750,000,000,
these Capital Costs will be
allocated to and be borne by
the Participants in proportion
to their respective
Participating Interests in
Contract Area Block A and PT-
FI's share will be funded
through the RTZ Loan.

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


                                        (b)     Approved Expansion Projects in
Excess of $750,000,000
Capital Costs for Approved
Expansion Projects after
aggregate Capital Costs for
Approved Expansion Projects
exceed $750,000,000 will be
allocated to and be borne by
the Participants in proportion
to their respective
Participating Interests in
Contract Area Block A.

                5.2.3   Statements of Approved Expansion Project
Development Costs  Monthly statements of
Approved Expansion Project Development
costs will be prepared by the Operator and submitted to the Operating Committee so that actual Development costs may be monitored.

                5.2.4 Payment for Development Costs Payment for Development Costs will be included in the monthly cash calls made pursuant to paragraph 10.3 of this Annex.

        5.3     Production Period

                5.3.1 "Production Period" means the period commencing on the Sharing Commencement Date for the first Approved Expansion Project and continuing thereafter for so long as Joint
Operations are producing Products from
Contract Area Block A.

                        During the Production Period, the revenues from Contract Area Block A shall be allocated between the Participants as follows:

                        (a) until and including the Cut-off Date P.T.- RTZ shall be entitled to such share as is proportionate to its Participating
Interest in Contract Area Block A of all
Incremental Expansion Revenues and of
revenues related to Joint Operations
Greenfield Projects as provided in
paragraphs 5.4 and 6 of this Annex

                        (b) after the Cut-off Date, P.T.-RTZ shall be entitled to such share as is proportionate to its Participating Interest in Contract
Area Block A of all revenues derived from Joint Operations in Contract Area Block A

                        (c) P.T.-RTZ shall be entitled to all revenues attributable to Sole Risk Ventures undertaken by P.T.-RTZ

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

                        (d) PT-FI shall be entitled, as between the Participants, to all revenues from
Contract Area Block A other than those
allocated to P.T.-RTZ pursuant to sub-
paragraphs (a), (b) and (c) above.

                        During the Production Period, the costs of or attributable to Contract Area Block A shall be allocated to and borne by the Participants as between themselves as follows:

                        (i) until and including the Cut-off Date, P.T.-RTZ shall be obliged to contribute such share of the following costs as is proportionate to its Participating
Interest in Contract Area Block A and of no other costs of or attributable to Contract Area Block A:

                                (A)     Expansion Share of Costs

                                (B)     Capital Costs of Approved Expansion
Projects only

                                (C)     Joint Operations Greenfield Projects

                        (ii) after the Cut-off Date, P.T.-RTZ shall be obliged to contribute such share of Operating Costs and of Capital Costs of
Joint Operations in Contract Area Block A other than Sole Risk Ventures as is proportionate to its Participating
Interest in Contract Area Block A

                        (iii) the costs of or attributable to each Sole Risk Venture in Contract Area Block
A undertaken by P.T.-RTZ shall be
allocated to and borne by P.T.-RTZ

                        (iv) all costs of or attributable to operations in Contract Area Block A other than those allocated to and borne by P.T.-RTZ pursuant to sub-paragraphs (i), (ii) or
(iii) above shall, as between the
Participants, be allocated to and borne by PT-FI.

                5.3.2 General Each month during the Production Period prior to the Cut-off Date, Incremental
Expansion Cashflow shall be computed by
the Operator and distributed to the
Participants in proportion to their
Participating Interests in Contract Area
Block A; provided however, PT-FI shall
assign to [RTZ UK Lender] all of its
interest in such distributions of
Incremental Expansion Cashflow pursuant to the RTZ Loan Agreement until such RTZ Loan has been repaid (including, for the avoidance of doubt, all interest under the RTZ

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

Loan Agreement). Each month during the Production Period from and after the Cut-off Date, all revenues and costs in respect of Joint Operations in Contract Area Block A shall be considered in determining the amount to be distributed to the Participants in proportion to their Participating
Interests in Contract Area Block A.

                        (a) Incremental Expansion Revenue Each month during the Production Period, Incremental
Expansion Revenue will be computed by the Operator and included in the computation of Incremental Expansion Cashflow for such month.

                        (b)     Expansion Share of Costs  Each month
during the Production Period, Expansion
Share of Costs will be computed by the
Operator and included in the computation of Incremental Expansion Cashflow for such month.

                        (c) Incremental Expansion Cashflow Each month during the Production Period, Incremental
Expansion Cashflow will be computed by the Operator and distributed to the
Participants or, in the case of PT-FI, its assignee for the time being, in the proportions attributable to each not later than the 20th business day after the end of the month. The amount distributed will be based on the best estimate of Incremental Expansion Revenue less
Expansion Share of Costs for such month.

                        (d)     Statements of Incremental Expansion
Cashflow  Monthly statements will be
prepared by the Operator showing details of the Incremental Expansion Cashflow computation. A copy of the statements will be distributed to the Participants not later than the 20th business day after the end of the month.

                        (e)     Adjustment  Any adjustment that is
determined to be required at any time
shall be included in the next monthly
statement.

                        (f)     Annual Adjustment  Not later than 45
business days after the end of each Year during the Production Period, a statement of the previous Year's Incremental
Expansion Cashflow shall be prepared by
the Operator and distributed.  If the
annual settlement statement indicates an overpayment of Incremental Expansion
Cashflow, each Participant shall pay the Operator its share of such overpayment within 30

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

business days. If the annual settlement statement indicates an underpayment of Incremental Expansion
Cashflow, the Operator shall pay to each Participant its share of such underpayment within 30 business days.

        5.4 Joint Operations Greenfield Projects in Contract Area Block A Joint Operations Greenfield Projects in
Contract Area Block A will be accounted for in a manner comparable to that provided in paragraph 6 of this Annex in respect of Joint Operations in Contract
Area Block B. All costs, including allocable costs, of and revenue related to Greenfield Projects in Contract Area Block A will be excluded from costs of and revenues derived from other operations in Contract
Area Block A.

6.      Joint Operations in Contract Area Block B

        6.1 Development Phase "Development Phase" means the period commencing with the date on which the first
Joint Operations Greenfield Project in Contract Area
Block B has been approved by the boards of directors of PT-FI and P.T.-RTZ and continuing until the date following commissioning of such project on which the first Sales Revenues from such project are accrued.

                6.1.1 General For each Joint Operations Development project, an AFE will be prepared by the Operator detailing budgeted expenditures of Capital Costs anticipated to be incurred. Separate accounts will be maintained for each AFE.

                6.1.2 Allocation of Joint Operations Development Costs All Capital Costs incurred in Joint
Operations in Contract Area Block B will be allocated to and borne by the Participants in proportion to their respective Participating Interests in
Contract Area Block B and included in
monthly cash calls made pursuant to
paragraph 10.3 of this Annex.

                6.1.3 Statements of Development Costs Monthly statements will be prepared by the Operator showing details of Joint
Operations Development costs.  These
statements will be submitted to the
Operating Committee not later than the
20th business day after the end of the
month so that actual Joint Operations
Development costs may be monitored.

                6.1.4 Payment for Development Costs Payment for Development costs will be included in the monthly cash calls made pursuant to paragraph 10.3 of this Annex.

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

        6.2 Production Phase "Production Phase" means the period commencing on the date following commissioning of the first Joint Operations Greenfield Project on which the first Sales Revenues from such project are accrued and continuing for so long as Joint Operations are producing Products from Contract Area Block B.

                6.2.1 General During the Production Phase, all revenues and costs in respect of Joint
Operations in Contract Area Block B shall be allocated to and be borne by the Participants in proportion to their
Participating Interests in Contract Area
Block B.  All revenues and costs in
respect of Joint Operations in Contract
Area Block B shall be considered in
determining the amount to be distributed to the Participants in proportion to their respective Participating Interests in
Contract Area Block B.

                        (a) Revenue Each month during the Production Phase, the revenues that result from Joint
Operations in Contract Area Block B will be computed by the Operator and included in the computation of cashflow from Joint
Operations in Contract Area Block B for
such month.

                        (b) Operating Costs Each month during the Production Phase, the Operating Costs that result from Joint Operations in Contract
Area Block B will be computed by the
Operator and included in the computation of cashflow from Joint Operations in Contract Area Block B for such month.

                        (c) Cashflow Each month during the Production Phase, the cashflow will be computed by the Operator by subtracting Operating
Costs that result from Joint Operations in Contract Area Block B from revenues that result from Joint Operations in Contract
Area Block B and the net amount of this
calculation will be distributed to the
Participants in the proportions to which they are entitled not later than the 20th business day after the end of the month.
The amount distributed will be based on
the best estimate of revenues and
Operating Costs from Contract Area Block B for such month.

                        (d) Statements of Cashflow Monthly statements will be prepared by the Operator showing details of the cashflow computation and delivered to the Participants not later than the 20th business day after the end of the month.

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

                        (e)     Adjustment  Any adjustment that is
determined to be required at any time
shall be included in the next monthly
statement.

7.      Accounting for Sole Risk Ventures

        7.1 Conduct of Operations Upon the establishment of a Sole Risk Venture, the Operator, as determined pursuant to the Agreement, or some other entity selected as operator of the Sole Risk Venture in accordance with the Agreement (also in this Annex referred to as the Operator), will be responsible for the conduct of the operations of such venture, including its accounting requirements, and will be paid a reasonable fee for such services.

        7.2 Determination of Costs and Revenues Separate accounts will be maintained for each Sole Risk Venture. All costs, including allocable costs, of and revenue related to Sole Risk Ventures will be excluded from the costs of and revenues derived from Enterprise
Operations.

        7.3 Use of PT-FI Available Assets To the extent that the Sole Risk Venture requires the use of PT-FI Available
Assets and PT-FI support services, and the use of these assets and support services does not prejudice then or later the conduct of Enterprise Operations, PT-FI will make available and charge to the Sole Risk
Venture the direct and allocable costs of providing such assets and services.

        7.4 Sole Risk Venture Revenues and Costs All revenues and costs derived from any Sole Risk Venture will be directly attributed by the Operator to the Participant undertaking the Sole Risk Venture. The net amount of revenues less costs will be included in the monthly cash call made pursuant to paragraph 10.3 of this Annex for settlement (in the case of a negative amount) or distribution (in the case of a positive amount) to the Participant undertaking the Sole Risk
Venture as appropriate.

        7.5 Sole Risk Venture Reports The Operator will summarise each month all costs, including charges associated with the use of PT-FI Available Assets and support services, and revenues derived from the Sole Risk
Venture during that month and deliver this report to the Participant undertaking the Sole Risk Venture not later than the 20th business day after the end of the month.

        7.6 Programmes and Budgets Programme and Budgets for Sole Risk Ventures shall be approved and administered in a manner comparable to that provided in paragraph 10.1 of this Annex.

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

        7.7 Co-operation Each Participant shall provide in a timely manner to the Operator all information that is within such Participant's knowledge, possession or control which the Operator may require in order to perform its accounting responsibilities for Sole Risk
Ventures.

                If the Operator is not PT-FI, the Operator shall provide in a timely manner to PT-FI all information that is within such Operator's knowledge, possession or control which PT-FI may require in connection with fulfilling its obligations under the COW.

8.      Accounting for Hedging Activities

        The revenues allocated to the Participants shall be adjusted to reflect the effect of any hedging and other price protection activities authorised by the Participants pursuant to Clause 9.2.5 of the Agreement.

        Prior to entering into any hedging or other price protection activities authorised in writing by any Participant, the Participant authorising such activities shall make appropriate arrangements, satisfactory to the Operator, whereby the Operator is protected from and assured that it will never be required to use its own funds in connection with the placing or maintaining of any such hedging or other price protection activities.

9.      Accounting Records, Inspection of Books

        9.1     Required Records & Accounts

                (A) The Operator shall keep comprehensive and accurate records and accounts of all Exploration
Costs, Operating Costs, costs in respect of Feasibility Studies, and costs in respect of Development which are capable of separate identification, with respect to:

                        (i)     Approved Expansion Projects,

                        (ii) Joint Operations with respect to Contract Area Block A,

                        (iii) Joint Operations Greenfield Projects with respect to Contract Area Block A,

                        (iv) Joint Operations with respect to Contract Area Block B,

                        (v)     Sole Risk Ventures,

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

                        (vi)    Chargeable Operations and any other
operations within the Contract Area any
part of the costs of which are borne by
each Participant.

                        The costs of support and infrastructure
facilities and activities shall be allocated to the activities for which they are utilised. The costs of support and infrastructure facilities and activities which are located in one Contract
Area Block, but utilised in support of
activities in one or more Contract Area Block, shall be allocated to the activities in the Contract Area Blocks in accordance with actual utilisation.

                (B)     The records and accounts in respect of
activities in Contract Area Block A shall be capable of identifying Incremental Expansion
Revenue and other revenues, those attributable to Joint Operations other than Approved
Expansion Projects and those attributable to all other activities in Contract Area Block A, and costs attributable to the activities, sub-divided as above.

                        The records and accounts in respect of
activities in Contract Area Block B shall show separately the costs and revenues of each project.

                        Activity attributable to Sole Risk Ventures by either Participant within the Contract Area shall likewise be separately identifiable within the records and accounts.

                        The records and accounts in respect of
Greenfield Projects in Contract Area Block A, activities in Contract Area Block B and Sole
Risk Ventures will separately identify direct costs of these projects from costs otherwise allocated thereto.

                (C) All records and accounts referred to above shall be prepared and maintained in accordance with generally accepted accounting principles in the United States.

                        Accordingly, revenues recognised and costs incurred shall include, in the normal course of business, accruals to appropriately reflect the operations of the business conducted during a given month or year.

                        All accounting terms used in this Annex will, except to the extent otherwise expressly provided for, be determined in accordance with generally accepted accounting principles in the United States.

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

                (D)     Subject to compliance with the express
provisions of this Annex, the Operator's basic accounting systems and accounting practices, policies and procedures will apply.

                (E) All such records and accounts shall be retained for a period of 10 years or as required for compliance with tax or other regulatory requirements or as otherwise agreed to by the Participants.

        9.2     Audits

                (A) The Operator shall order an annual examination of the accounting and financial records kept by it in respect of activities in the Contract Area for each Year.

                (B) The audits shall be conducted by a firm of accountants of international standing selected by the Operator and approved by the Operating
Committee and such accountants shall provide certification that the records and accounts have been properly maintained in accordance with the provisions of this Agreement and that the revenues and costs have been properly calculated and allocated to the Participants in accordance with the provisions of this Annex and the Agreement.

        9.3     Right of Participants to Inspect Records

                Without prejudice to any other provision of this Annex or the Agreement, representatives of each Participant
(including for this purpose its accountants or another appointed firm of accountants) shall be entitled upon reasonable prior notice at all reasonable times during normal working hours to inspect and obtain copies of all documents, records and accounts under the control of the Operator relating to Enterprise Operations or the Participation provided always that the frequency and duration of inspections shall be without undue hindrance to the proper conduct of Enterprise
Operations or the activities of the Operator. Without prejudice to the above, but subject to the proviso, the Operator shall also give to the Participants and their accountants during normal working hours such access to the Operator's books and records and such explanation of the same as the Participants or their accountants may reasonably require in order to verify the revenues from Sole Risk Ventures undertaken by such Participants, Contract Area Block B, Incremental
Expansion Cashflow, Joint Operations Greenfield
Projects in Contract Area Block A and, after the Cut-off Date, revenues from Joint Operations in the Contract Area and costs attributable to the same.

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

        9.4     Right of Participants to Conduct Audit

                (A) Without prejudice to any other provision of this Annex or the Agreement, representatives of each Participant (including for this purpose its accountants or another appointed firm of accountants) will be entitled, upon reasonable notice and at its own cost, to conduct an audit of the accounting and financial records of operations to which these Financial and Accounting Procedures apply for any Year, provided, however, that any such audit shall be conducted within eighteen months after the end of the Year to which the audit pertains and any claim for an adjustment must be made within thirty-six months after the end of the Year to which such adjustment pertains.

                (B) Should such audit reveal an alleged error in the statement of revenues and costs or in the calculation of the revenues and costs allocated to each Participant, notice of the alleged error shall be given promptly to each Participant and the Participants shall thereupon use all reasonable endeavours to reconcile any differences.

                (C) Should the Participants be unable to reconcile the differences to their mutual satisfaction within a period of 60 days following the notice referred to above, the dispute shall be referred to an independent firm of accountants of international standing appointed by agreement between the Participants or in default of such agreement within a period of 30 days following the expiry of the period of 60 days referred to above, by the President for the time being of the American Institute of Certified Public
Accountants on the application of either of the Participants.

                (D) Such independent firm of accountants shall act as an expert and not as an arbitrator and it shall be directed to find for one Participant or the other. Its costs shall be borne by the Participant losing the issue in question and its determination shall be final and binding upon the Participants and the Operator.

                (E) If it is agreed between the Participants or determined by the expert that an error has been made to the calculation of the revenues and costs from operations to which these Financial and Accounting Procedures apply, such payments or reimbursements as shall be appropriate to correct such error shall be made by the Participants and the Operator shall make any and all necessary entries and

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

corrections to the relevant Memorandum Equity Accounts of each Participant.

        9.5     Fair clause

                The Participants agree that if any of the methods for determining charges and credits applicable to operations under the Agreement set out above prove to be unfair or inequitable to either party, the Participants will in good faith endeavour to agree on changes deemed necessary.

10.     Other Financial and Accounting Matters

        10.1    Programmes and Budgets

                10.1.1  Joint Operations Pursuant to Programmes
and Budgets  Joint Operations shall be
conducted, expenses shall be incurred and Joint Account Assets shall be acquired only pursuant to Approved Programmes and Budgets.

                10.1.2 Preparation of Programmes and Budgets The Operator shall, not less than one month prior to the Annual Budget Meeting (which shall be held annually in December as provided in Clause 8.6 of the Agreement), prepare and submit to the relevant
Committee for recommendation to the boards of directors of the Participants for the next ensuing Budgetary Period separate proposed Programmes and Budgets for
Exploration and for Development and
Mining. Any Programme which includes the undertaking of an Approved Expansion
Project (or the relevant part of it) shall be based upon the programme for implementation thereof contained in the
Feasibility Study relating thereto.

                        Each Programme and/or Budget, as proposed and approved, shall contain, as appropriate, a breakdown on a quarterly basis of the following:

                        (a) a reasonably detailed description of the Joint Operations to be undertaken with respect to each of Contract Area Block A and Contract Area Block B;

                        (b) an itemised estimate of the Capital Costs and Operating Costs to be incurred, distinguishing between Replacement Capital
Costs and new Capital Costs and between
Exploration and Development and Mining and between Contract Area Block A and Contract
Area Block B;

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

                        (c) itemised schedules of estimated production of Products;

                        (d)     itemised estimates of revenues;

                        (e) estimates of the amounts and timing of expected cash requirements from the
Participants; and

                        (f) such other items as the Operator may deem necessary or desirable or as either
Participant may reasonably require.

                10.1.3 Review and Approval of Proposed Programmes and Budgets

                        (a) At the Annual Budget Meeting, the relevant Exploration Committee or Operating
Committee shall review the Operator's
proposed Programme and Budget and either submit it unchanged to the boards of directors of PT-FI and P.T.-RTZ for their approval or instruct the Operator to make specified revisions and submit the revised proposal to such boards for their approval.

                        (b) Revisions, modifications and amendments to Programmes and Budgets may be initiated by the Operator, the relevant Exploration or Operating Committee or the board of directors of PT-FI or P.T.-RTZ, provided that no material revision, modification or amendment shall be made without the approval of both such boards of directors.

                        (c) Any Programme and Budget, or any revision modification and amendment thereto, shall be deemed to be approved by any board of directors which does not, within thirty days after receipt, disapprove the same and notify the other board of directors and relevant Exploration or Operating
Committee of its disapproval (including
explanation thereof in reasonable detail).

                        (d)     Except as otherwise specified in the
Agreement or this Annex, unbudgeted AFEs, and budgeted AFEs in excess of amounts fixed from time to time by the relevant
Exploration or Operating Committee, shall be submitted by the Operator and subject to the approval by such Committee, provided that any AFE which is in excess of amounts fixed from time to time by the boards of directors of PT-FI and P.T.-RTZ or which requires unbudgeted expenditure in excess of 5% of any Programme and Budget (whether individually or as part

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

of a group of related expenditures) shall also be subject to the approval of such boards of directors in the manner set out in paragraph 10.1.3(c).

                        (e) Except as provided in Clause 10.3 of the Agreement, should the board of directors of PT-FI or P.T.-RTZ disapprove any Programme and Budget or any revision, modification or amendment thereto, both boards of directors and the relevant
Exploration Committee or Operation
Committee shall endeavour in good faith to resolve the difference(s) and reach mutual agreement on the applicable Programme and Budget as soon as possible.

                10.1.4  Budget Overruns; Programme Changes  The
Operator shall immediately notify the
relevant Committee of any material
departure from an Approved Programme and Budget. As soon as practicable following the Operator becoming aware that the costs to be incurred under an Approved Budget are likely to be exceeded by more than 10%, then unless such excess is directly caused by an emergency or unexpected expenditure made pursuant to paragraph
10.2 of this Annex or otherwise authorised by the Participants, the Operator shall prepare a revised Programme and Budget for that Year and submit it as soon as practicable to the relevant Committee for review, and if needed, for recommendation for approval by the boards of directors of the Participants.

        10.2 Emergency or Unexpected Expenditures In case of emergency, the Operator may take such action it deems necessary to protect life, limb or property, to protect the Enterprise Operations or Sole Risk
Ventures or to comply with law or government regulation. Likewise, the Operator may make expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. In the case of either an emergency or unexpected expenditures, the Operator shall promptly notify the Participants of the emergency or unexpected expenditure, and the Operator shall be reimbursed therefor by the Participants as provided in Clause 6.1 of the Agreement and this Annex.

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

        10.3    Cash Calls

                10.3.1 On the basis of the Approved Programme and Budget or revision thereof, the Operator shall submit to each Participant prior to the fifth business day of each calendar month, a billing for estimated cash requirements for the next following calendar month, taking into consideration any cash the Operator has on hand from Joint Operations and any timing differences of actual expenditures from the Approved Programme and Budget, and identifying the separate contribution obligations of each Participant in accordance with the provisions of this Annex and the Agreement and any reimbursement obligations under Clause 12 of the Agreement relating to Sole Risk
Ventures.

                10.3.2  Prior to the first business day of the
month for which the funds are requested, each Participant shall pay to the Operator by wire transfer to the bank account designated by the Operator, its share of the estimated amount as is shown in the billing unless the share of the amount shown therein is manifestly incorrect.

                10.3.3 Time is of the essence of payment of each billing. A Participant that fails to meet cash calls in the amount and at the times specified in this paragraph 10.3 shall be in default, and the amount of the defaulted cash call shall bear interest from the date due at an annual rate equal to 5% above LIBOR as published in the London Financial Times on the business day immediately prior to the date of default.

                10.3.4  All funds in excess of immediate cash
requirements shall be invested in
interest-bearing accounts, for the benefit of the Participants provided that all funds representing the Exploration
Obligation shall be so invested solely for the benefit of P.T.-RTZ.

                10.3.5  Should the Operator be required to pay
large sums of money on behalf of the
Participants which were unforeseen at the time of providing the monthly cash call, the Operator may make written request for special advances which shall be payable not later than the fifth business day after receipt of such notice.

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

        10.4    Close-down Costs

                10.4.1 Close-down Costs directly attributable to a Sole Risk Venture shall be allocated to and borne by the Participant undertaking the Sole Risk Venture.

                10.4.2 Notwithstanding any other provision to the contrary in this Annex or the Agreement but subject to paragraph 10.4.1 above, each Participant agrees to pay and shall be liable to pay in respect of Close-down, that proportion of Close-down Costs which the value of Products sold by or for such Participant over the life of the COW bears to the value of all Products sold by or for the Participants over the life of the COW.

                        Final salvage shall be credited to the
Participants in the same proportion as Close-down Costs are allocated to them.

                10.4.3  For purposes of paragraph 10.4.2(b),
"value" is determined by reference to the actual realised price of Products sold (or which would have been realised but for any price protection activities), adjusted for inflation, net of smelting and refining charges, royalties, and other selling expenses.